As filed with the Securities and Exchange Commission on July 3, 2007
Registration No. 333-142310

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM SB-2/A

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

SOLAR ENERTECH CORPORATION
(Name of Small Business Issuer in Its Charter)

Nevada		98-0434357
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Classification Code Number)

1600 Adams Drive
Menlo Park, California 94025
Telephone (650) 688-5800
(Address and Telephone Number of Principal Executive Offices)

Leo Shi Young
Chief Executive Officer
President
1600 Adams Drive
Menlo Park, California 94025
Telephone: (650) 688-5800
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Jody R. Samuels, Esq.
Richardson & Patel LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
Telephone: (212) 907-6686
Facsimile (212) 907-6687

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock underlying Series A Notes	8,695,652(1)	$1.86	$16,173,912.72	$496.54
Common stock underlying warrants	8,695,652(1)	$1.86	$16,173,912.72	$496.54
Common stock issued to pay interest on Series A Notes	618,061(1)	$1.86	$1,149,593.46	$35.29

TOTAL	18,009,365		$33,497,418.90	$1,028.37 (2)

(1)

The registrant completed a private placement to accredited investors of units consisting of the registrant’s Series A convertible notes and warrants to purchase shares of the registrant’s common stock. As required by the Registration Rights Agreement executed by the registrant as part of the private placement offering, the registrant is registering for resale 120% of the following (i) 7,246,377 shares of common stock that may be issued upon the conversion of the Series A convertible notes, (ii) 7,246,377shares of common stock which may be issued upon the exercise of the warrants and (iii) a total of 515,051 shares of common stock which may be issued to pay interest accrued on the Series A convertible notes. Pursuant to Rule 416 of Regulation C promulgated under the Securities Act of 1933, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions affecting the shares to be offered by the selling shareholders.

(2)	Calculated in accordance with Rule 457(c) under the Securities Act. All of which has previously been paid.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Dated July 3, 2007

PRELIMINARY PROSPECTUS

SOLAR ENERTECH CORPORATION

18,009,365 Shares of Common Stock

            This prospectus covers the resale of:

  7,246,377 shares of our common stock, $0.001 par value; which may be issued upon the conversion of our Series A Convertible Notes;

  515,051 shares of our common stock which may be issued for the payment of interest accrued on our Series A Convertible Notes;

  7,246,377 shares of our common stock issuable upon the exercise of our Series A warrants; and

  3,001,560 additional shares of our common stock which we are required to register in accordance with the terms of a Registration Rights Agreement we entered into on March 7, 2007.

            All of the shares are being sold by the selling shareholders described on page 37 of this prospectus. The selling shareholders will sell their shares of common stock at prevailing market prices, at privately negotiated prices or in any other manner allowed by law. If all of the selling shareholders holding warrants exercised them, we would receive gross proceeds of $8,768,116.17. The selling shareholders are not obligated to exercise the warrants. Although we will receive proceeds from the exercise of the warrants, we will not receive any of the proceeds from the sale of the common stock sold by the selling shareholders.

            Our common stock is currently traded on the Over-The-Counter Bulletin Board under the symbol “SOEN”. The last reported sale price on June 27, 2007 was $1.49 per share.

            An investment in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning at page 15.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2007.

Inside Front Cover

            Neither we nor the selling shareholders have authorized anyone to provide you with information different from that contained in this prospectus. These securities may be sold only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the effective date of this offering, regardless of the time of delivery of this prospectus or of any sale of the securities. You must not consider that the delivery of this prospectus or any sale of the securities covered by this prospectus implies that there has been no change in our affairs since the effective date of this offering or that the information contained in this prospectus is current or complete as of any time after the effective date of this offering.

            Neither we nor the selling shareholders are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or the possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside of the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable in that jurisdiction.

PROSPECTUS SUMMARY

            This summary highlights information from this prospectus and may not contain all of the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus, including our financial statements and the notes to those statements. All references in this prospectus to “we”, “us” or “our” refer to Solar Enertech Corporation and its agent, Solar Enertech (Shanghai) Co., Ltd., formerly known as Infotech (Shanghai) New Enertech Ltd., through which, on occasion, Solar Enertech Corporation does business in China.

Company Overview

            We manufacture high quality photovoltaic (“PV”) solar energy cells and solar applications. We are based in Shanghai, China. We occupy a 42,000 square meter manufacturing facility in Shanghai’s Jinqiao Modern Science and Technology Park—a newly dedicated high tech business park in the largest economic and transportation center of China. This facility is capable of producing 25 mega watt (“Mw”) of solar cells from its current production line and we expect to be able to produce 50Mw solar cells upon completion of a second line. We expect the second line to be completed in fiscal year 2008.

            In furtherance of our business, we have established a partnership in a research and development lab with Shanghai University for the development of research programs designed to increase the overall efficiency of solar cells. As findings are made, our goal is to be able to put the results of this research into operation in our manufacturing processes as soon as is practical.

            We intend to establish a marketing, purchasing and distribution office in the Silicon Valley region of Northern California.

Our Strategy

            During the next 12 months, we plan to grow our business by:

  Expanding production. We expect a second line of production to be operational in fiscal 2008.

  Expanding our sales force. We have established a sales force in China to begin marketing our products in China and Europe. We intend to establish a sales force in California so that we can enter the U.S. market.

  Continuing to invest in research. In order to achieve our goal of providing higher quality solar cells and modules at more competitive prices, we intend to invest in research, primarily through our partnership arrangement with Shanghai University, page 24 and 25 of this prospectus. Our research is targeted at improving solar cells so that they have a higher conversion rate. We are also trying to develop non-silicon based solar cells.

Restatements of Financial Statements

            On April 9, 2007 our independent registered public accounting firm, Malone & Bailey PC, advised us that its audit report covering our financial statements for the fiscal year ended September 30, 2006 should not be relied upon and would be immediately withdrawn.

            A review initiated by Malone & Bailey PC of our financial statements for the fiscal year ended September 30, 2006 identified individual transfers of common stock that were made by Mr. Leo Shi Young, our President and Chief Executive Officer, to certain employees for services provided to us. These transfers were made during the period from July 1, 2006 through September 30, 2006. We did not record these transfers as compensation expense in accordance with U.S. generally accepted accounting principles.

            This review was completed on April 9, 2007. There was no finding of an intentional failure to record the compensation expense.

            Staff Accounting Bulletin 107 requires that share-based payments awarded to an employee by a party related to the employer as compensation for services provided to the employer be accounted for as a share-based payment effectively made by the employer to the employee.

            As a result, we determined that our financial statements for the fiscal year ended September 30, 2006 and for the quarter ended December 31, 2006 should no longer be relied upon and we have since restated them.

            Additionally, on June 25, 2007, our subsequent evaluation of the convertible notes contracts entered in March 2007 resulted in a determination that a redemption privilege giving the counterparty the right to require the Company to redeem the shares upon the occurrence of certain triggering events, one of which was outside of the control of the Company, did result in an embedded derivative requiring derivative accounting. Derivative accounting was determined to be appropriate because the embedded contract derivative is not accounted for at fair value, is not clearly and closely associated with the host contract and it would be a derivative pursuant to paragraphs 6-11 of SFAS 133 if it were a free standing instrument. We restated our March 31, 2007 to record derivative liabilities and loss on derivative liabilities.

Corporate Information

            We maintain our principal office in the United States at 1600 Adams Drive, Menlo Park, California 94025. Our telephone number at that address is (650) 688-5800. The address of our website on the internet is www.solarenertech.com. Information included on our website is not part of this prospectus.

Stock Split and Increase in Authorized Capital Stock

            On February 27, 2006 we affected a stock split pursuant to which we issued 44 new shares of common stock for each share of common stock outstanding. After giving effect to the stock split, the number of shares of common stock issued and outstanding on that date increased to 72,700,012 from 1,652,273. On March 1, 2006 we amended our articles of incorporation to increase the number of shares of authorized capital stock, par value $0.001, from 75,000,000 to 200,000,000.

March 2007 Private Placements

            On March 7, 2007 we sold

  units consisting of $5,000,000 in principal amount of Series A Convertible Notes and warrants to purchase 7,246,377shares of our common stock (the “Series A Warrants”) and units consisting of $3,300,000 in principal amount of Series B Convertible Notes and warrants to purchase 5,789,474 shares of our common stock (the “Series B Warrants”).

            The principal amount of the Series A Convertible Notes may be converted at the rate of $0.69 per share for a total of 7,246,377 shares of common stock (which amount does not include shares of common stock that may be issued for the payment of interest). The exercise price of the Series A Warrants is $1.21 per share. There is no requirement that the warrants be exercised.

            The principal amount of the Series B Convertible Notes may be converted at the rate of $0.57 per share for a total of 5,789,474 shares of common stock (which amount does not include shares of common stock that may be issued for the payment of interest). The exercise price of the Series B Warrants is $0.90 per share. There is no requirement that the warrants be exercised.

            On March 20, 2007 we sold an additional $9,000,000 in principal amount of Series B Convertible Notes, again in a private offering. Like the earlier offering, the principal amount of the Series B Convertible Notes may be converted at the rate of $0.57 per share for a total of 15,789,474 shares of common stock (which amount does not include shares of common stock that may be issued for the payment of interest). The exercise price of the Series B Warrants is $0.90 per share. There is no requirement that the warrants be exercised.

            The total dollar value of the securities underlying the Series A Convertible Notes that we are registering is $9,130,435.

            All of the securities were sold to institutional and accredited investors in private offerings pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Knight Capital Markets, LLC, acted as placement agent in connection with the sale of these securities.

            In relation to these offerings, we paid $1,038,000 in commissions, an advisory fee of $173,000 and other fees and expenses of $84,025.

            We have an obligation to register 120% of the common stock underlying the Series A Convertible Notes, the shares of common stock that may be used to pay interest on the Series A Convertible Notes and the Series A Warrants. We do not have any registration obligations relating to the Series B Convertible Notes, shares that may be used to pay interest on the Series B Convertible Notes and the Series B Warrants.

            If, during the time that the Series A or Series B Convertible Notes are outstanding, we sell or grant any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the holders of our common stock, then the holders of the Series A and Series B Convertible Notes will receive these same purchase rights, as though the Series A and Series B Convertible Notes had been converted into common stock. This anti-dilution provision will not be triggered if we issue common stock under an approved employee benefit plan, if persons already holding convertible securities prior to the sale of our Series A and Series B Convertible Notes exercise their rights to convert, or if we issue stock in connection with a merger, acquisition, partnership or joint venture, so long as the parties are not related to us and the issuance does not involve capital raising. We may also issue warrants to financial institutions in connection with obtaining credit.

            If we issue or sell (or are deemed to have issued or sold) shares of our common stock for a consideration per share that is less than the conversion price required by the Series A and Series B Convertible Notes, then the conversion price will be reduced and the number of shares of common stock to be received on conversion will be adjusted.

            Likewise, if we grant any options or if we sell or are deemed to have sold any convertible securities, the exercise price or the conversion price of which is lower than the conversion price required by the Series A or Series B Convertible Notes, then the shares of common stock represented by the options or convertible securities will be deemed to be outstanding and the conversion price required by the Series A or Series B Convertible Notes will be reduced to the lowest price per share for which one share of common stock is issuable upon exercise of the option or conversion of the convertible security. Finally, any increase or decrease in the exercise price of an option or in the conversion price of a convertible security will require an adjustment to the conversion price of the Series A and Series B Convertible Notes and an adjustment to the number of shares to be issued upon conversion. However, no adjustment will be made if the adjustment would result in an increase to the conversion price or a decrease in the number of shares to be received by the holders of the Series A and Series B Convertible Notes upon conversion.

            A reduction in the conversion price resulting from any of the foregoing would allow holders of the Series A and Series B Convertible Notes to receive more shares of common stock than they would otherwise be entitled to receive. In that case, an investment in our common stock would be diluted to a greater extent than it would be if no adjustment to the conversion price were required to be made.

            If the selling shareholders elect to convert all or a part of the Series A Convertible Notes and sell the common stock they receive upon conversion, they could realize a gain which would be computed as the difference between the offering price and $0.69 (or the difference between the offering price and the adjusted conversion price if any reduction in the conversion price, as discussed above, has been made), less the expenses related to the sale.

            In connection with the Securities Purchase Agreement, we also entered into a Registration Rights Agreement pursuant to which we are obligated to register for resale at least 120% of the shares of our common stock issuable upon the conversion of the Series A Convertible Notes.

            After these offerings, assuming the conversion of all outstanding Series A and Series B Convertible Notes and the exercise of all the Series A and Series B warrants issued concurrently with such notes, we would have

130,350,662 shares of common stock outstanding, which does not include 6,107,000 shares of common stock reserved for issuance pursuant to certain warrants issued between May 1, 2006 and November 29, 2006.

            The following table represents the dollar amount of each payment (including the value of any payments to be made in common stock) the we made or may be required to make to any selling shareholder, any affiliate of a selling shareholder, or any person with whom any selling shareholder has a contractual relationship in connection with the Series A Convertible Notes.

Investor	Payment	Payment Date	Amount

Enable Growth Partners LLP	Interest Payment (1)	April 1, 2007	$10,060
	Interest Payment (1)	July 1, 2007	$38,145
	Interest Payment (1)	October 1, 2007	$38,564

	Interest Payment (1)	January 1, 2008	$38,564

	Interest Payment (1)	April 1, 2008	$37,727
	Interest Payment (1)	July 1, 2008	$38,145

	Interest Payment (1)	October 1, 2008	$38,564

	Interest Payment (1)	January 1, 2009	$38,564

	Interest Payment (1)	April 1, 2009	$37,726

	Interest Payment (1)	July 1, 2009	$38,145

	Interest Payment (1)	October 1, 2009	$38,564

	Interest Payment (1)	January 1, 2010	$38,564

	Interest Payment (1)	March 7, 2010	$27,666

	Liquidated Damages (2)		$612,000

Total, Enable Growth Partners LLP			$1,070,998

Enable Opportunity Partners	Interest Payment (1)	April 1, 2007	$1,184

	Interest Payment (1)	July 1, 2007	$4,488

	Interest Payment (1)	October 1, 2007	$4,537

	Interest Payment (1)	January 1, 2008	$4,537

	Interest Payment (1)	April 1, 2008	$4,439

	Interest Payment (1)	July 1, 2008	$4,488

	Interest Payment (1)	October 1, 2008	$4,537

	Interest Payment (1)	January 1, 2009	$4,537

	Interest Payment (1)	April 1, 2009	$4,439

	Interest Payment (1)	July 1, 2009	$4,488

	Interest Payment (1)	October 1, 2009	$4,537

	Interest Payment (1)	January 1, 2010	$4,537

	Interest Payment (1)	March 7, 2010	$3,255

	Liquidated Damages (2)	-	$72,000

Total, Enable opportunity Partners			$126,003
Pierce Diversified Strategy Master Fund,	Interest Payment (1)	April 1, 2007	$592
LLC, ENA
	Interest Payment (1)	July 1, 2007	$2,244
	Interest Payment (1)	October 1, 2007	$2,269

	Interest Payment (1)	January 1, 2008	$2,269

	Interest Payment (1)	April 1, 2008	$2,220
	Interest Payment (1)	July 1, 2008	$2,244
	Interest Payment (1)	October 1, 2008	$2,269

	Interest Payment (1)	January 1, 2009	$2,269

	Interest Payment (1)	April 1, 2009	$2,220
	Interest Payment (1)	July 1, 2009	$2,244
	Interest Payment (1)	October 1, 2009	$2,269

	Interest Payment (1)	January 1, 2010	$2,269

	Interest Payment (1)	March 7, 2010	$1,628

	Liquidated Damages (2)	-	$36,000

Total, Pierce Diversified Strategy Master			$63,006
Fund, LLC, ENA

BridgePointe Master Fund, Ltd.	Interest Payment (1)	April 1, 2007	$7,891
	Interest Payment (1)	July 1, 2007	$29,918
	Interest Payment (1)	October 1, 2007	$30,247

	Interest Payment (1)	January 1, 2008	$30,247

	Interest Payment (1)	April 1, 2008	$29,590
	Interest Payment (1)	July 1, 2008	$29,918
	Interest Payment (1)	October 1, 2008	$30,247

	Interest Payment (1)	January 1, 2009	$30,247

	Interest Payment (1)	April 1, 2009	$29,590

	Interest Payment (1)	July 1, 2009	$29,918

	Interest Payment (1)	October 1, 2009	$30,247

	Interest Payment (1)	January 1, 2010	$30,247

	Interest Payment (1)	March 7, 2010	$21,699

	Liquidated Damages (2)		$480,000

Total, BridgePointe Master Fund, Ltd.			$840,006

Total possible payments to selling			$2,100,013
shareholders

(1)

Pursuant to the terms of the Series A Convertible Notes, interest accrues on the outstanding principal at a rate of 6% per annum, commencing on the issuance date thereof and payable quarterly on each of January 1, April 1, July 1 and October 1, and, at out election, in either cash or registered securities in an amount calculated in accordance with the terms thereof.

(2)

If the registration statement of which this prospectus is a part is not declared effective by the Securities and Exchange Commission on or before July 5, 2007 (an “Effectiveness Failure”), or if on any date thereafter, subject to certain limited exceptions, sales of the shares being registered hereby cannot be made (a “Maintenance Failure”), then we will incur liquidated damages (the “Damages”) in an amount equal to 1% of the aggregate principal amount of the Series A Convertible Notes during each 30 day period that such Effectiveness Failure or Maintenance Failure exists (pro rated for periods totaling less than 30 days).

Furthermore, if any of 120% of the sum of the shares issued or issuable upon conversion of the Series A Convertible Notes, exercise of the Series A Warrants, as payment of interest on the Series A Notes, or any shares issued or issuable with respect to the foregoing as a result of any stock split, stock dividend, recapitalization, exchange or similar event, are excluded from the registration statement of which this prospectus is a part by requirement of the staff of the Securities and Exchange Commission (the “Cutback Shares”), and are not thereafter registered on or before August 4, 2007 (a “Cutback Effectiveness Failure”), or if on any date thereafter, subject to certain limited exceptions, there is a Maintenance Failure with respect to the registration statement covering the Cutback Shares, we will incur further liquidated damages (the “Cutback Damages”, together with the Damages, the “Liquidated Damages”) in an amount equal to 0.25% of the aggregate purchase price of the Cutback Shares included in such registration statement during each 30 day period that such Cutback Effectiveness Failure or Maintenance Failure exits (pro rated for periods totaling less than 30 days).

Liquidated Damages, if incurred, will be payable in the following manner: (i) on the initial day of an Effectiveness Failure or Cutback Effectiveness Failure and on every 30th day (pro rated for periods totaling less than 30 days) thereafter until such Effectiveness Failure or Cutback Effectiveness Failure is cured; (ii) on the initial day of a Maintenance Failure and on every 30th day (pro rated for periods totaling less than 30 days) thereafter until such Maintenance Failure is cured. Should we fail to pay any of the Liquidated Damages outlined above (x) on the 30th day after the event or failure giving rise to such Liquidated Damages, and (y) on the 3rd business day after the event or failure giving rise to such Liquidated Damages is cured, such outstanding Liquidated Damages payment shall incur interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

Notwithstanding the foregoing, in no event will we incur Liquidated Damages (other than Liquidated Damages payable pursuant to events that are within our control) in excess, in the aggregate, of 24%, or $1,200,000, of the principal amount of the Series A Convertible Notes. Figures in the above table represent the maximum amount payable as liquidated damages.

The following table sets forth the net proceeds to us from the sale of the Series A Convertible Notes, less the total possible payments we have made or may be required to make to any selling shareholder in the first year following the sale of the Series A Convertible Notes.

			Total Potential
			Liquidated
		Total Interest Payments	Damages
	Total	March 7, 2007 through	Payments March	Net Proceeds at
Investor	Gross Proceeds	7-Mar-08	7-Mar-08	March 7, 2008

Enable Growth	$2,550,000	$124,810	$235,450	$2,189,740
Partners LLP
Enable Opportunity	$300,000	$14,684	$27,700	$257,616
Partners
Pierce Diversified	$150,000	$7,342	$13,850	$128,808
Strategy Master
Fund, LLC, ENA
BridgePointe Master	$2,000,000	$97,890	$184,667	$1,717,443
Fund, Ltd.
	$5,000,000	$244,726	$461,667	$4,293,607

            The following table sets forth the total possible profit the selling shareholders could realize as a result of the conversion discount for the common shares underlying the Series A Convertible Notes based on:

  the closing market price per share of the common shares underlying the Series A Convertible Notes on the date of the sale of the Series A Convertible Notes;

  the conversion price per share of the underlying common shares on the date of the sale of the Series A Convertible Notes;

  the total possible common shares underlying the Series A Convertible Notes (assuming no interest payments and complete conversion throughout the term of the notes);

  the combined closing market price of the total number of common shares underlying the Series A Convertible Notes, calculated by using closing market price per share on the date of the sale of the Series A Convertible Notes, and the total possible number of common shares underlying such Series A Convertible Notes;

  the combined conversion price of the total number of common shares underlying the Series A Convertible Notes, calculated by using the conversion price on the date of the sale of the Series A Convertible Notes, and the total possible number of common shares t underlying such Series A Convertible Notes; and

  the total possible discount to the closing market price as of the date of the sale of the Series A Convertible Notes, calculated by subtracting the combined conversion price on March 7, 2007 from the combined closing market price on that date.

Closing Price Per Share	Conversion Price Per Share	Total Possible Shares Underlying Series A Convertible Notes (Assume No Interest Payment)	Combined Market Price of the Total Number of Shares Underlying Series A Convertible Notes	Combined Conversion Price of the Total Number of Shares Underlying Series A Convertible Notes	Total Possible Discount to Market Price

$ 1.05	$0.69	7,246,377	$7,608,696	$5,000,000	$2,608,696

(1)	The date of the sale of the Series A Convertible Notes was March 7, 2007.

As disclosed on page 3 of the prospectus, the Series A and Series B Convertible Notes carry certain anti-dilution provisions that are triggered when we issue stock, options or other convertible securities at a price per share less than the conversion price. Upon the occurrence of any such event, the conversion price will be reduced.

There are no other additional provisions in the convertible note that could result in a change in the price per share upon the occurrence of certain events.

            The following table sets forth the total possible profit to be realized as a result of conversion discounts for the common shares underlying the Series A Warrants, and certain Series B Convertible Notes and Series B Warrants held by the selling shareholders based on:

  the closing market price per share of the common shares underlying the Series A Warrants and Series B Convertible Notes and Warrants (collectively the “Securities”) as of the date of the sale of such Securities;

  the conversion price per share of the underlying common shares on the date of the sale of the Securities;

  the total possible common shares underlying the Securities (assuming no interest payments and complete conversion throughout the term of the Series B Convertible Notes);

  the combined closing market price of the total number of common shares underlying the Securities, calculated by using the closing market price per share on the date of the sale of the Securities, and the total possible number of common shares underlying such Securities;

  the combined conversion price of the total number of common shares underlying the Securities, calculated by using the conversion price on the date of the sale of the Securities, and the total possible number of common shares underlying such Securities; and

  the total possible discount to the closing market price as of the date of the sale of the Securities, calculated by subtracting the combined conversion price on the date of sale of the Securities from the combined closing market price on such date of sale.
Other Securities Held by the Selling Shareholders	Closing Market Price Per Share as of the Date of Sale of the Securities	Exercise / Conversion Price Per Share	Total Possible Shares Underlying Securities	Combined Closing Market Price of the Total Number of Shares Underlying Securities	Exercise / Combined Conversion Price of the Total Number of Shares Underlying Securities	Total Possible Discount to the Closing Market Price

Series A Warrants	$1.05 (1)	$1.21	7,246,377	$7,608,696	$8,768,116	$--

Series B Convertible Notes	$1.35 (2)	$0.57	2,699,219	$3,643,946	$1,538,555	$2,105,391

Series B Warrants	$1.35 (2)	$0.90	2,699,219	$3,643,946	$2,429,297	$1,214,649
				$7,287,892	$3,967,852
						$3,320,040

(1)	The date of the sale of the Series A Warrants was March 7, 2007.

(2)	The date of the sale of the Series B Convertible Notes and Series B Warrants was March 20, 2007.

            The following table sets forth:

  the gross proceeds paid or payable to us in the Series A Convertible Note transaction;

  all interest payments that have been made and all interest and liquidated damage payments that we may be required to make;

  the resulting net proceeds to us;

  the combined total possible profit to be realized as a result of any conversion discounts regarding the shares underlying the Series A Convertible Notes and Series A Warrants that are held by the selling shareholders;

  disclosure—as a percentage—of the aggregate amount of all possible interest and liquidated damage payments, and the total possible discount to the closing market price of the shares underlying the Series A Convertible Notes divided by the net proceeds to us from the sale of the Series A Convertible Notes;

  disclosure—as a percentage—of the aggregate amount of all possible interest and liquidated damage payments, and the total possible discount to the closing market price of the shares underlying the Series A Convertible Notes divided by the net proceeds to us from the sale of the Series A Convertible Notes averaged over the term of the notes; and

  the combined total possible profit to be realized as a result of any conversion discounts regarding the shares underlying the Series A Convertible Notes, Series A Warrants, Series B Convertible Notes and Series B Warrants that are held by the selling shareholders.

Gross proceeds paid to us in the Series A Convertible Note transaction:	$5,000,000

All interest payments that have been made, and all interest and liquidated damage payments that we may be required to make:	$2,098,973

Resulting net proceeds	$2,901,027

Combined total possible profit to be realized as a result of conversion discounts regarding the common shares underlying the Series A Convertible Notes based on the closing market price of our common shares on the date of the sale of the Series A Convertible Notes (1):	$2,794,114

Percent of the total amount of all possible payments and the total possible discount to the closing market price of the shares underlying the Series A Convertible Notes divided by the net proceeds from the sale of the Series A Convertible Notes	168.67%

Percent of the total amount of all possible payments and the total possible discount to the closing market price of the shares underlying the Series A Convertible Notes divided by the net proceeds from the sale of the Series A Convertible Notes averaged over the term of the notes	56.22%

Combined total possible profit to be realized as a result of conversion discounts regarding the common shares underlying the Series A Convertible Notes, Series A Warrants, Series B Convertible Notes and Series B Warrants based on the closing market price of our common shares on the date of the sale of the Series A Convertible Notes, Series A Warrants, Series B Convertible Notes and Series B Warrants (1):	$5,928,736

(1)	The date of sale of the Series A Convertible Notes and Series A Warrants was March 7, 2007. The date of sale of the Series B Convertible Notes and the Series B Warrants was March 20, 2007

            The following table sets forth:

  the number of common shares outstanding (exclusive of convertible securities, options and warrants) prior to the Series A Convertible Note transaction that are held by persons other than our affiliates, the selling shareholders and affiliates of the selling shareholders;

  the number of common shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements;

  the number of common shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by such selling shareholders or affiliates of such selling shareholders;

  the number of common shares that have been sold in registered resale transactions by the selling shareholders or affiliates of the selling shareholders; and

  the number of common shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction.

Number of
Common
Shares
	Number of	Previously	Number of
	Common Shares	Registered for	Common Shares	Number of
	Previously	Resale by the	Sold in	Common Shares
	Registered for	Selling	Registered Resale	Registered for
	Resale by the	Shareholders or	Transactions by	Resale on Behalf
Common Shares	Selling	Affiliates of the	the Selling	of the Selling
Outstanding Prior	Shareholders or	Selling	Shareholders or	Shareholders or
to the Series A	Affiliates of the	Shareholders	Affiliates of the	Affiliates of the
Convertible Note	Selling	and Presently	Selling	Selling
Transaction	Shareholders	Held	Shareholders	Shareholders

43,557,012	-	-	-	18,009,365

            Of the selling shareholders, Enable Growth Partners, LP, Enable Opportunity Partners, LP, and Pierce Diversified Strategy Master Fund LLC ENA (together, “the Enable Funds”), all have existing short positions in our common stock. The Enable Funds each entered into their respective short positions on March 30, 2007; after the date of the announcement of the convertible note transaction on March 8, 2007 and before the filing of the registration statement on April 23, 2007. The Enable Funds have previously acknowledged to us that they are aware of the position of the Staff of the Commission set forth in Item A.65 of the SEC Telephone Interpretations Manual.

            The proceeds from the notes are to be used for working capital and the purchase of capital equipment for the second production line. We expect to make payments on the overlying securities using cash flow generated from operation and have the intention, and a reasonable basis to believe, that we will have the financial ability to make all payments on the overlying securities.

SUMMARY OF THE OFFERING

Company:	Solar Enertech Corporation

Securities Offered:

7,246,377 shares of common stock underlying our Series A Convertible Notes, 515,051 shares of common stock that may be used to pay interest on our Series A Convertible Notes and 7,246,377 shares of common stock underlying the Series A Warrants, which have an exercise price of $1.21 per share. We are also required to register 3,001,561 additional shares of our common stock by the Registration Rights Agreement we signed on March 7, 2007. Pursuant to the Registration Rights Agreement, we agreed to register 120% of the shares of common stock underlying our Series A Convertible Notes, the shares of common stock that may be used to pay interest on our Series A Convertible Notes, and the common stock underlying the Series A Warrants.

Proceeds

We will not receive any proceeds from the sale of the common stock sold by the selling shareholders. We will, however, receive proceeds upon the exercise of the warrants which, if all such warrants are exercised in full, would be $8,768,116.17. The selling shareholders are under no obligation to exercise their warrants. Proceeds, if any, received from the exercise of warrants will be used for working capital and acquisition of capital equipment for the second production line.

Risk Factors	See the section titled “Risk Factors” below.

SUMMARY FINANCIAL INFORMATION

            In the table below we provide you with historical selected consolidated financial data for the two years ended September 30, 2006, as reported and as restated, and 2005, derived from our audited consolidated financial statements included elsewhere in this prospectus. We also provide below the consolidated financial data for, and as of the end of, the second quarter of 2007, as reported, and 2006, derived from our unaudited consolidated financial statements also included in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read along with it the historical consolidated financial statements and related notes and “Management's Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	Year ended September 30,			Six Months ended March 31,
	2006	2006	2005	2007	2006
	(as originally	(as restated)		(as restated)
	reported)
Statements of Operations Data

Gross loss	$-	$-	$-	$(2,750)	$-
Total expenses	633,290	8,505,927	-	833,643	-
Loss on derivative liabilities				1,235,446
Other income (expense)	8,493	8,493	-	(342,534)	-
Loss from continuing operations	(624,797)	(8,497,434)	-	(2,414,373)	-
Loss from discontinued operations	(14,122)	(14,122)	(47,706)	-	(21,041)
Net loss	$(638,919)	$(8,511,556)	$(47,706)	$(2,414,373)	$(21,041)

Per Common Share Data

Basic and diluted net loss per share-	$(0.01)	$(0.12)	$-	$(0.03)	$-
continuing operations
Basic and diluted net loss per share-	$-	$-	$-	$-	$-
discontinued operations
Basic and diluted net loss per share	$(0.01)	$(0.12)	$-	$(0.03)	$-

Restatements:

            In April 2007, we determined that we did not account for two option agreements, and did not account for the transfers of shares from Mr. Leo Shi Young, our President and Chief Executive Officer who is also a major shareholder, to certain of our employees. Accordingly, we amended our consolidated financial statements to include stock-based compensation charges.

            Under an agreement dated March 1, 2006, Mr. Young has an option to purchase a total of 36,000,000 shares of our common stock directly from a former officer at a price of $0.0001 per share. The option will expire on February 10, 2010. The option vests in three equal installments over a period of the years, with the first installment vesting on March 1, 2006, and the remaining installments vesting on March 1, 2007 and March 1, 2008, respectively.

            Additionally, under another agreement dated March 1, 2006, one of our directors, Mr. Frank Fang Xie, has an option to purchase a total of 1,500,000 shares of our common stock directly from a former officer at a price of $0.0001 per share until February 10, 2010. The option vested immediately.

            In July 2006,Mr. Young exercised a portion of his option and acquired 10,750,000 shares of our common stock from the former officer and subsequently transferred 5,750,00 shares to several employees and one director. The fair value of the shares transferred was $7,820,000, using the market price at time of transfer.

            We have corrected these errors and recorded stock-based compensation charges as follows:

  The fair value of the options granted under the option agreements was estimated at $82,253 using the Black-Scholes stock price valuation model with the following assumptions: (i) expected share price volatility of 80.21%; (ii) risk free interest rate of 4.65%; (iii) expected weighted average life - 4 years; and (iv) no dividend yield. For the year ended September 30, 2006, we recorded compensation expense of $52,637 in relation to the grant these options;

  The fair value of the shares transferred to employees was $7,820,000, using the market price on the date of transfer.

            Additionally, on June 25 2007, our subsequent evaluation of the convertible notes contracts entered in March 2007 resulted in a determination that a redemption privilege giving the counterparty the right to require the Company to redeem the shares upon the occurrence of certain triggering events, one of which was outside of the control of the Company, did result in an embedded derivative requiring derivative accounting. Derivative accounting was determined to be appropriate because the embedded contract derivative is not accounted for at fair value, is not clearly and closely associated with the host contract and it would be a derivative pursuant to paragraphs 6-11 of SFAS 133 if it were a free standing instrument. We recorded $1,235,446 of derivative liabilities and loss on derivative liabilities in the quarter ended March 31, 2007.

            The effect on the statement of operations for the quarter ended March 31, 2007, the year ended September 30, 2006 and the period from inception (July 7, 2004) though March 31, 2007 are summarized in the table below:

	As Previously
	Reported	Adjustment	As Restated
Balance Sheet
Additional paid in capital	$3,664,817	$7,872,637	$11,537,454
Deficit accumulated during development stage	(689,326)	(7,872,637)	(8,561,963)
Derivative liabilities	-	1,235,446	1,235,446

Statement of Operations
For the Quarter ended March 31, 2007
Loss on derivative liabilities	-	1,235,446	1,235,446
Net loss	(676,793)	(1,235,446)	(1,912,239)

Weighted Average Shares Outstanding	78,807,012	78,807,012	78,802,012
Net loss per share - Continuing operations	$(0.01)	$(0.02)	$(0.02)

Statement of Operations
For the Year ended September 30, 2006
Stock based compensation	-	7,872,637	7,872,637
Net loss	(638,919)	(7,872,637)	(8,511,556)

Weighted Average Shares Outstanding	73,666,329	73,666,329	73,666,329
Net loss per share - Continuing operations	$(0.01)	$(0.11)	$(0.12)

Statement of Operations
From inception (July 7, 2004) through March 31, 2007

Stock based compensation	-	7,872,637	7,872,637
Loss on derivative liabilities	-	1,235,446	1,235,446
Net loss	$(1,867,533))	$(9,108,803)	$(10,976,336)

RISK FACTORS

            This offering involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus, including our financial statements and the notes to those statements, before you purchase our common stock. The risks and uncertainties described below are those that we currently believe may materially adversely affect our company. Additional risks and uncertainties may also impair our business operations. If the following risks actually occur, our business, financial condition and results of operations could be seriously harmed, the trading price of our common stock could decline and you could lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS OPERATIONS

We were incorporated in July 2004 and engaged in the home security services business until March 2006, when we began our current operations. Our limited operating history does not serve as an adequate basis to judge our future prospects and financial performance.

            We were incorporated in July 2004 and only began our current operations in March 2006. Because of our limited operating history, our historical operating results do not provide a meaningful basis for you to evaluate our business, financial performance and future prospects as well as the fact that past performance may not be an indicator of future performance.

Since our inception, we have incurred losses. We are a development stage company and we may never be profitable.

            We are a development stage company and we have earned only marginal revenues. During the fiscal year ended September 30, 2006 we incurred a net loss of $8,511,556 and during the six months ended March 31, 2007 we incurred a net loss of $2,414,373. Our accumulated deficit as of September 30, 2006 was $8,561,963. We may never be profitable.

There is doubt about our ability to continue as a going concern because we have an accumulated deficit, our operations are not profitable and we are dependent on obtaining financing to fulfill our business activities.

            We have an accumulated deficit, we have not attained profitable operations and we are dependent upon obtaining adequate financing to fulfill our business activities, all of which raise substantial doubt about our ability to continue as a going concern. As shown in the consolidated financial statements included in this prospectus, we incurred a net loss of $8,511,556 for the fiscal year ended September 30, 2006 and a net loss of $2,414,373 for the six months ended March 31, 2007. We cannot assure you that we will achieve operating profits in the future.

Because we have not yet earned significant revenues, we must rely on financing to continue our operations. We currently have enough funds to last us until November 2007. If financing is not available to us as and when we need it, we may be forced to curtail, or even to cease, our operations.

            We have not yet earned any significant revenues. In March 2007 we placed a total of $17,300,000 in principal amount of our promissory notes and we expect these funds to last us until November 2007. However, after that period, if our products are not ready to be sold or if the market for our products is not as robust as we anticipated it would be, we may need additional financing to continue our operations. If we are unable to find financing as and when we need it we may be forced to curtail, or even to cease, our operations.

Our inability to obtain sufficient quantities of silicon and silicon wafers would adversely affect our business and results of operations.

            Silicon wafers are the most important raw materials for making PV products. To maintain competitive manufacturing operations, we will depend on our suppliers’ timely delivery of quality silicon wafers in sufficient quantities and at acceptable prices. Silicon wafer suppliers, in turn, depend on silicon manufacturers to supply silicon required for the production of silicon wafers. The significant growth of the PV industry has resulted in a significant increase in demand for silicon and silicon wafers, and some producers have, from time to time, experienced late delivery and supply shortages. In particular, some suppliers of silicon also supply to silicon wafer manufacturers for the semiconductor industry, which typically have greater buying power and market influence than manufacturers for the PV industry. As a result, increases in the demand for silicon from the semiconductor industry may, in the future, result in late deliveries or supply shortages with respect to the specialized silicon that silicon wafer suppliers need as raw materials. Assuming that we are able to manufacture and sell our product as we plan, a shortage of silicon or our inability to get silicon when we needed it could result in a reduction of manufacturing output, delayed or missed shipments, damaged customer relationships and decreased revenues any of which may adversely affect our business and results of operations.

As a result of the money raised through the private offering we undertook in March 2007, we expect to begin expanding our operations. However, we may not be able to manage the expansion of our operations effectively, which may have an adverse affect on our business and results of operations.

            In March 2007 we raised $17,300,000 through a private offering of our promissory notes. We now have the funds necessary to begin expanding our business. We currently have approximately 55 employees. During the next 12 months, we expect to hire an additional 45 employees to operate our first production line. We also have begun the construction of our second production line, which will cost approximately $6.5 million. A portion of the funds will be used hire and pay upper-level managers and to purchase assets from other companies.

            We cannot assure you that our current and planned operations, personnel, systems and internal procedures and controls will be adequate to support this growth. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures any of which could have an adverse affect on our business and results of operations.

If PV technology is not suitable for widespread adoption, or sufficient demand for PV products does not develop or takes longer to develop than we anticipated, sufficient sales may not develop. This would have a material adverse effect on our business.

            The PV market is at a relatively early stage of development and the extent to which PV products will be widely adopted is uncertain. Market data in the PV industry is not as readily available as those in other more established industries where trends can be assessed more reliably from data gathered over a longer period of time. If PV technology proves unsuitable for widespread adoption or if demand for PV products fails to develop sufficiently, we may not be able to grow our business or generate sufficient revenues to become or sustain profitability. In addition, demand for PV products in targeted markets, including China, may not develop or may develop to a lesser extent than we anticipated. Many factors may affect the viability of widespread adoption of PV technology and demand for PV products, including:

  cost-effectiveness of PV products compared to conventional and other non-solar energy sources and products;

  performance and reliability of PV products compared to conventional and other non-solar energy sources and products;

  availability of government subsidies and incentives to support the development of the PV industry;

  success of other alternative energy generation technologies, such as fuel cells, wind power and biomass;

  fluctuations in economic and market conditions that affect the viability of conventional and non- solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels; and

  capital expenditures by end users of PV products, which tend to decrease when the economy slows down.

            The failure of the market for PV products to develop as we expect it to would have a material adverse effect on our business.

We face intense competition from other companies producing solar energy and other renewable energy products. Because we are new to this industry, we have no competitive presence.

            The PV market is intensely competitive and rapidly evolving. According to Photon International’s survey in March 2005, as of the end of 2004, approximately 90 companies in the world produced PV cells and approximately 130 companies produced PV modules. If we are successful in building our business, we will be competing with many companies that have established operations, brand name recognition, a large customer base and substantial financial resources. They may also have existing relationships with suppliers of silicon wafers, which may give them an advantage in the event of a silicon shortage. We do not represent a competitive presence in the PV products industry.

Our agent, on our behalf, has entered into a 10-year supply contract for silicon. Thus far, we have a contract with only one supplier. If this supplier is unable to provide us with silicon in accordance with the terms of our agreement and we were unable to find other sources of silicon, or if the price of silicon or the demand for silicon products decreases, our operations could be materially adversely affected.

            Currently, the demand for silicon exceeds the supply. Silicon is a necessary element of our products. In order to help mitigate the risk that we will not be able to obtain silicon, in March 2007 we, through our agent in China, entered into a 10-year supply contract with Jiangsu Photovaltaic Industry Development Co., Ltd. (“Jiangsu”) Shipments of silicon pursuant to this agreement are expected to begin later this year. Until that time, we will continue to purchase silicon in the market, if we can. We cannot guarantee that Jiangsu will be able to meet its supply commitment under the agreement. If it were unable to meet this commitment and if other suppliers could not be found, our operations could be materially adversely affected.

            Pursuant to our purchasing agreement with Jiangsu., we agreed to purchase silicon from Jiangsu for ten years. Cost per kilogram will be determined each year. For the fiscal year ended September 30, 2007, we are committed to purchase 40,000 kilos at a price of $250 per kilogram, and we are committed to purchase an additional 60,000 kilograms during our first fiscal quarter of 2008. Pursuant to the terms of the agreement, we are required to prepay Jiangsu $2,500,000 and $5,000,000. The prepayment dates are yet to be negotiated. These deposits will be applied to 30% of the value of each shipment, and we will pay the remaining 70% upon receipt of each shipment. As of the date of this prospectus, we had not yet paid the first $2,500,000.

             If the price of silicon or silicon wafers were to decrease in the future and we are not able to negotiate a favorable price or payment term, we may not be able to adjust our materials costs and thus, our cost of revenues will be negatively affected for that year. Additionally, if demand for PV products decreases, we may incur costs associated with carrying excess materials, which may have a material adverse effect on our operating expenses. To the extent we may not able to pass these increased costs and expenses to our customers, our business, results of operations and financial condition may be materially and adversely affected.

Our business depends to a significant extent on the continuing efforts of our President and Chief Executive Officer, Mr. Leo Shi Young, Mr. Shi Jian Yin, our Chief Operating Officer and Ms. Ming Wai Anthea Chung, our Chief Financial Officer. Our business may be severely disrupted if we lose their services.

            Due to his extensive experience in managing businesses in China, our future success depends to a significant extent on Mr. Leo Shi Young, our President and Chief Executive Officer. We also rely heavily on the services of Mr. Shi Jian Yin and Ms. Ming Wai Anthea Chung, our Chief Operating Officer and Chief Financial Officer. We do not maintain key man life insurance on our executive officers or our directors. If Mr. Young becomes unable or unwilling to continue in his present position, we may not be able to replace him readily, if at all. In that case our business could be severely disrupted, and we may incur substantial expenses to recruit and retain new officers.

If we are unable to attract, train and retain technical personnel, our business may be materially and adversely affected.

            Our future success depends, to a significant extent, on our ability to attract, train and retain technical personnel, particularly those with expertise in the PV industry. There is substantial competition for qualified technical personnel, and there can be no assurance that we will be able to attract or retain technical personnel. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

Because the currency we use to do business is generally RMB yuan, fluctuations in exchange rates could adversely affect our business.

            Our financial statements are expressed in U.S. dollars but our functional currency is RMB yuan. Our results may be affected by the foreign exchange rate between U.S. dollars and RMB yuan. To the extent we hold assets denominated in U.S. dollars, any appreciation of the RMB yuan against the U.S. dollar could result in a change to our income statement and a reduction in the value of our U.S. dollar denominated assets. On the other hand, a decline in the value of RMB yuan against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results which may have a material adverse effect on the prices of our shares.

Because our products will be sold with warranties extending for 20 years, problems with product quality or product performance may cause us to incur warranty expenses If these expenses are significant, they could have a material adverse affect on our business and results of operations.

            The practice in our industry is to offer long product warranties. We plan to offer a product warranty with a term of 20 years. Due to the long warranty period, we bear the risk of extensive warranty claims long after we have shipped the product and recognized the revenues. Because our products will be new to the market, we will not be able to evaluate their performance for the entire warranty period before we offer them for sale. If our products fail to perform as we expect them to and we are required to cover a significant number of warranty claims, the expenses related to such claims could have a material adverse affect on our business and results of operations.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our anticipated products and materially and adversely affect our competitive position.

            All of our business operations are conducted in China and some or most of our sales are likely to be made in China in the near future, although we are in the process of attempting to establish U.S. distribution for our future products. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

  the amount of government involvement;

  the level of development;

  the growth rate;

  the control of foreign exchange; and

  the allocation of resources.

            While the Chinese economy has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, in June 2006 we entered into a joint venture arrangement for the manufacture and supply of silicon. Subsequent to this agreement, however, in an effort to slow down the growth of the economy, the Chinese government enacted certain regulations that will make it impossible to obtain a license for this business in the near future. Actions like these could materially, adversely affect our business, financial condition and results of operations

            The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the PRC government could materially and adversely affect our business. The PRC government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the PRC government to slow the pace of growth of the Chinese economy could result in decreased capital expenditure by solar energy users, which in turn could reduce demand for our anticipated products.

            Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of renewable energy investments and expenditures in China, which in turn could lead to a reduction in demand for our anticipated products and consequently have a material adverse effect on our businesses.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us or our management.

            We conduct a substantial portion of our operations in China and the majority of our assets are located in China. In addition, some of our executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or in China against us or upon our executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, there is uncertainty that the courts of China would enforce judgments of U.S. courts against us or our directors and officers based on the civil liability provisions of the securities laws of the United States or any state, or entertain an original action brought in China based upon the securities laws of the United States or any state.

INVESTMENT RISKS

The OTC Bulletin Board is a quotation system, not an issuer listing service, market or exchange. Therefore, buying and selling stock on the OTC Bulletin Board is not as efficient as buying and selling stock through an exchange. As a result, it may be difficult for you to sell your common stock or you may not be able to sell your common stock for an optimum trading price.

            The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities.

            Because trades and quotations on the OTC Bulletin Board involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

            When fewer shares of a security are being traded on the OTC Bulletin Board, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTC Bulletin Board at the time of the order entry.

            Orders for OTC Bulletin Board securities may not be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, one may not able to sell shares of common stock at the optimum trading prices.

            The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTC Bulletin Board if the common stock or other security must be sold immediately. Further, purchasers of securities may incur an immediate “paper” loss due to the price spread. Moreover, dealers trading on the OTC Bulletin Board may not have a bid price for securities bought and sold through the OTC Bulletin Board. Due to the foregoing, demand for securities that are traded through the OTC Bulletin Board may be decreased or eliminated.

We are subject to the penny stock rules and these rules may adversely affect trading in our common stock.

            Our common stock is a “low-priced” security under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions probably decreases the willingness of broker-dealers to make a market in our common stock, decreases liquidity of our common stock and increases transaction costs for sales and purchases of our common stock as compared to other securities.

There are options and warrants to purchase shares of our common stock currently outstanding.

            We have granted options and warrants to purchase an aggregate of 6,107,000 shares of our common stock to various persons and entities, all of which are currently exercisable. The exercise prices on these options and warrants are $1.00 per share. If issued, the shares underlying options and warrants would increase the number of shares of our common stock currently outstanding and will dilute the holdings and voting rights of our then-existing shareholders.

In March 2007 we sold units consisting of Series A and Series B Convertible Notes and Series A and Series B Warrants. The Series A and Series B Notes include provisions that allow the note holders to participate in purchases of our common stock. These instruments also include anti-dilution provisions that will, in certain instances, reduce the conversion price. If these adjustments were to be made, your investment in our common stock will be diluted.

            If, during the time that the Series A or Series B Convertible Notes are outstanding, we sell or grant any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the holders of our common stock, then the holders of the Series A and Series B Convertible Notes will receive these same purchase rights, as though the Series A and Series B Convertible Notes had been converted into common stock.

            With certain very limited exceptions, if we issue or sell (or are deemed to have issued or sold) shares of our common stock for a consideration per share that is less than the conversion price required by the Series A and Series B Convertible Notes, then the conversion price will be reduced and the number of shares of common stock to be received on conversion will be adjusted.

            Likewise, if we grant any options or if we sell or are deemed to have sold any convertible securities, the exercise price or the conversion price of which is lower than the conversion price required by the Series A or Series B Convertible Notes, then the shares of common stock represented by the options or convertible securities will be deemed to be outstanding and the conversion price required by the Series A or Series B Convertible Notes will be reduced to the lowest price per share for which one share of common stock is issuable upon exercise of the option or conversion of the convertible security. Finally, any increase or decrease in the exercise price of an option or in the conversion price of a convertible security will require an adjustment to the conversion price of the Series A and Series B Convertible Notes and an adjustment to the number of shares to be issued upon conversion. However, no adjustment will be made if the adjustment would result in an increase to the conversion price or a decrease in the number of shares to be received by the holders of the Series A and Series B Convertible Notes upon conversion.

            A reduction in the conversion price resulting from any of the foregoing would allow holders of the Series A and Series B Convertible Notes to receive more shares of common stock than they would otherwise be entitled to receive. In that case, an investment in our common stock would be diluted to a greater extent than it would be if no adjustment to the conversion price were required to be made.

We have no immediate plans to pay dividends.

            We have not paid any cash dividends to date and do not expect to pay dividends for the foreseeable future. We intend to retain earnings, if any, as necessary to finance the operation and expansion of our business.

Together, our directors own or have the right to purchase for nominal consideration 35,250,000 shares of our common stock. If our directors act together, they will be able to exert significant influence over, and possibly control, the outcome of all actions requiring shareholder approval.

            Our director, President and Chief Executive Officer, Mr. Leo Shi Young, owns 5,000,000 shares of our common stock and has the immediate right to purchase an additional 13,250,000 shares and by March 2008 to purchase an additional 12,000,000 shares for a nominal consideration. If he exercises the option to purchase the additional shares, Mr. Young will own 30,250,000 shares, or approximately 38.38%, of our common stock. Mr. Shi Jian Yin and Mr. Frank Fang Xie, our remaining directors, also own or have the right to purchase for nominal consideration 3,500,000 shares and 1,500,000 shares, respectively, of our common stock. Together with Mr. Young’s beneficial holdings, this gives our directors the ability to control 44.73% of our voting stock. As long as management owns such a significant percentage of our common stock, our other shareholders may be unable to affect or change the management or the direction of our company without their support. If they act together, our directors will be able to exert significant influence over the outcome of all corporate actions requiring shareholder approval, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions.

We have the ability to issue additional shares of our common stock without asking for shareholder approval, which could cause your investment to be diluted.

            Our Certificate of Incorporation authorizes the Board of Directors to issue up to 200,000,000 shares of common stock. The power of the Board of Directors to issue shares of common stock or warrants or options to purchase shares of common stock is generally not subject to shareholder approval. Accordingly, any time the Board of Directors determines that it is in the best interests of the corporation to issue shares of its common stock, your investment will be diluted.

Our stock price is volatile. There is no guarantee that the shares you purchase will appreciate in value or that you will be able to sell your shares at a price that is greater than the price you paid for them.

            The trading price of our common stock has been and continues to be subject to fluctuations. The stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating results, the operating and stock performance of other companies that investors may deem as comparable and news reports relating to trends in the marketplace, among other factors. Significant volatility in the market price of our common stock may arise due to factors such as:

  our developing business;

  a continued negative cash flow;

  relatively low price per share;

  relatively low public float;

  variations in quarterly operating results;

  general trends in the industries in which we do business;

  the number of holders of our common stock; and

  the interest of securities dealers in maintaining a market for our common stock.

            We cannot guarantee you that the shares you purchase will appreciate in value or that you will be able to sell the shares at a price equal to or greater than what you paid for them.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

            This prospectus contains forward-looking statements. These statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our beliefs and assumptions. Words including “may,” “could,” “would,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which remain beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in the sections titled “Risk Factors”, “Management’s Discussion and Analysis or Plan of Operation” and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management’s view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the results of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

            We will not receive any of the proceeds from the sale of the shares of the common stock by the selling shareholders. If and when the warrants held by the selling shareholders and others who purchased the units we sold in March 2007 are exercised, we will receive the proceeds from the exercise of those warrants. If all of the warrants are exercised in full, we may receive up to $8,768,116.17, which we intend to use for working capital and acquisition of capital equipment for our second production line.

MARKET FOR COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

            Prior to March 9, 2006, there was no public trading market for our securities. Our shares of common stock began to trade on the OTC Bulletin Board on March 9, 2006 under the symbol “SOEN”. The following is a summary of the high and low bid prices of our common stock as reported by the OTC Bulletin Board during the periods presented. Such prices represent inter-dealer prices, without retail mark-up, mark down or commissions, and may not necessarily represent actual transactions.

	High	Low
Fiscal Year Ended September 30, 2006
First Quarter	--	--
Second Quarter	$0.00	$0.00
Third Quarter	$2.17	$0.70
Fourth Quarter	$1.90	$1.11

Fiscal Year Ended September 30, 2007
First Quarter	$1.33	$0.67
Second Quarter	$2.02	$0.72
Third Quarter through July 3, 2007	$2.07	$1.43

            As of July 3, 2007, there were approximately 45 record holders of our common stock. This does not include an indeterminate number of shareholders whose shares are held by brokers in street name

            We have not paid cash dividends since our inception and we do not contemplate paying dividends in the foreseeable future. Furthermore, the terms of our Series A Convertible Notes and Series B Convertible Notes prohibit us from declaring or paying dividends or purchasing or redeeming any of our capital stock without the approval of at least 75% of the note holders. We anticipate that earnings, if any, will be retained to retire debt and for the operation of our business.

            Shares eligible for future sale could depress the price of our common stock and lower the value of your investment. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

            We are a development stage company. We manufacture and sell photovoltaic (commonly known as “PV”) cells and modules. PV modules consist of solar cells that produce electricity from the sun’s rays. Our manufacturing operations are based in Shanghai, China, where we have established a 42,000 square-meter manufacturing facility. We also plan to establish a marketing, purchasing and distribution office in Menlo Park, California. While we expect to sell most of our products in Europe, the U.S. and China, our goal is to become a worldwide supplier of PV cells.

            According to Clean Edge, Inc., a research and publishing firm specializing in the clean-technology industry, annual revenue for the four benchmark clean technologies, namely solar photovoltaics, wind power, biofuels and fuel cells, increased by nearly 39% in 2006, from $40 billion in 2005 to $55 billion in 2006. According to its 2007 report, “Clean Energy Trends 2007”, Clean Edge, Inc. indicates that solar photovoltaics (which includes modules, system components and installation) will grow from a $15.6 billion industry in 2006 to $69.3 billion by 2016. While the report noted that production costs have increased for clean technologies (for example, solar PV costs have increased due to the high cost of processed silicon), it also states that it expects these costs to eventually stabilize and to trend downward. A shortage of silicon is generally thought to be one of the most significant problems related to the production of PV cells.

            In order to attempt to mitigate the risk that we would run short of silicon for our manufacturing, in June 2006 we executed a memorandum of understanding with PAIS Industries Group, Jin Yu Silicon and the Wuhai Municipal Government. The memorandum of understanding anticipates that the parties will enter into a joint venture relationship for the manufacture and supply of silicon. This planned joint venture has been delayed due to new regulations imposed by the Chinese government to curtail China’s rapid economic development. As a result of these regulations, it will be difficult for the joint venture to obtain a license to do business in the near future. Therefore, in order to secure a supply of silicon and to build up our inventory, on March 30, 2007 we announced the signing of a 10-year silicon supply contract with Jiangsu Photovaltaic Industry Development Co., Ltd. (“Jiangsu”).

            Pursuant to the supply contract, we agreed to purchase silicon from Jiangsu for ten years. Cost per kilogram will be determined each year. For the fiscal year 2007, we are committed to purchase 40,000 kilos at a price of $250 per kilogram, and we are committed to purchase an additional 60,000 kilograms during the first quarter of our 2008 fiscal year. Pursuant to the terms of the supply contract, we are required to prepay Jiangsu $2,500,000 and $5,000,000. The prepayment dates are yet to be negotiated. These deposits will be applied to 30% of the value of each shipment, and we will pay the remaining 70% upon receipt of each shipment. As of the date of filing this prospectus, we had not yet paid the first $2,500,000.

            As of December 31, 2006 construction of our manufacturing facility was completed, we began production of solar cells and modules which will be sold under the brand name “SolarE”, we entered into a joint venture with Shanghai University to operate a research facility to study various aspects of PV technology and we signed a sales and service agreement pursuant to which we will become a supplier of solar cells to Shang Sheng Estate Development, Ltd. The solar cells will be installed in a building that is being constructed in Shanghai. The value of this contract is approximately $350,000.

            Our joint venture with Shanghai University is for shared investment in research and development on fundamental and applied technology in the fields of semi-conductive photovoltaic theory, materials, cells and modules. The agreement calls for Shanghai University to provide equipment, personnel and facilities for joint laboratories. It is our responsibility to provide funding, personnel and facilities for conducting research and testing. The agreement requires us to make minimum capital investments through December 15, 2016. The table below presents the capital investment commitments for the remaining of this fiscal year and for each of the four fiscal years that follow:

Minimum
Fiscal Year	Capital
Ending	Investments

2007	$1,454,167
2008	999,888
2009	827,493
2010	943,860
2011	245,662

$4,471,070

            Research and development achievements from this joint research and development agreement will be available for use by both parties. We are entitled to the intellectual property rights, including copyrights and patents, obtained as a result of this research. The research and development we plan to undertake during the next 12 months through this agreement includes the following:

  Improve energy conversion efficiency to reach a conversion rate in the range of 16% to 17% in 2007.
  Develop ultra thin solar cell technology and improve back-surface field technique.
  Investigate and research on n-type silicon solar cells.
  Investigate silicon thin film cell technology.
  Investigate non silicon thin film cell technology.

            During the next 12 months, we expect to hire approximately 45 new employees to operate our first production line. We also intend to complete construction of our second production line, which will cost approximately $6.5 million To date, we have raised money for the development of our business through the sale of our equity securities and loans. During the fiscal year ended September 30, 2006 and the three months ended December 31, 2006 we raised $5.1 million through sales of our common stock and warrants and $1,050,000 in loan proceeds. These three loans are payable on demand. Principal of two of the loans, amounting to $600,000 accrues interest at the rate of 10% per annum. No interest accrues on the principal of the third loan, which totals $450,000, unless, after demand for payment, we fail to pay. During January and February 2007, we issued a demand promissory note in the amount of $100,000 to one lender, which accrues interest at the rate of 10%. In March 2007 we raised an additional $17.3 million through sales of units consisting of our Series A or Series B Convertible Notes and warrants. A description of the offerings that were completed in March 2007 is included at page 1 of this prospectus in the section titled “Prospectus Summary – March 2007 Private Placements”. We believe that these funds will provide us with working capital for a period of eight months.

Restatements of Financial Information

            On April 9, 2007 our independent registered public accounting firm, Malone & Bailey PC, advised us that its audit report covering our financial statements for the fiscal year ended September 30, 2006 should not be relied upon and would be immediately withdrawn.

            A review initiated by Malone &Bailey PC of our financial statements for the fiscal year ended September 30, 2006 identified individual transfers of common stock that were made by Mr. Leo Shi Young, our President and Chief Executive Officer, to certain employees for services provided to us. These transfers were made during the period from July 1, 2006 through September 30, 2006. We did not record these transfers as compensation expense in accordance with U.S. generally accepted accounting principles.

            This review was completed on April 9, 2007. There was no finding of an intentional failure to record the compensation expense.

            Staff Accounting Bulletin 107 requires that share-based payments awarded to an employee by a party related to the employer as compensation for services provided to the employer be accounted for as a share-based payment effectively made by the employer to the employee.

            As a result, we determined that our financial statements for the fiscal year ended September 30, 2006 and for the quarter ended December 31, 2006 should no longer be relied upon and we have since restated them.

            Additionally, on June 25 2007, our subsequent evaluation of the convertible notes contracts entered in March 2007 resulted in a determination that a redemption privilege giving the counterparty the right to require the Company to redeem the shares upon the occurrence of certain triggering events, one of which was outside of the control of the Company, did result in an embedded derivative requiring derivative accounting. Derivative accounting was determined to be appropriate because the contract is not already accounted for at fair value, is not clearly and closely associated with the host contract and it would be a derivative pursuant to paragraphs 6-11 of SFAS 133 if it were a free standing instrument. We recorded $1,235,446 of derivative liabilities and loss on derivative liabilities in the quarter ended March 31, 2007.

Critical Accounting Policies

            The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

            Management routinely makes judgments and estimates about the effects of matters that are inherently uncertain. As the number of variables and assumptions affecting the probable future resolution of the uncertainties increase, these judgments become even more subjective and complex. We have identified the following accounting policies as the most important to an understanding of our current financial condition and results of operations.

Principles of consolidation and basis of accounting

             Our consolidated financial statements have been prepared in United States dollars and in accordance with accounting principles generally accepted in the United States of America, and include the accounts of Solar Enertech and its wholly-controlled variable interest entity, Infotech (Shanghai) Solar Technologies Ltd. All material intercompany accounts and transactions have been eliminated.

            Infotech, as a variable interest entity (“VIE”), is defined as an entity with an ownership, contractual or other financial interest held by a primary beneficiary that is determined by control attributes other than majority voting interest. Solar Enertech is the primary beneficiary of Infotech per the contractual terms of the Agency Agreement described in note 1. Solar Enertech is obligated to absorb a majority of the risk of loss from the VIE's activities and is entitled to receive a majority of the VIE's residual returns. Upon consolidation, the primary beneficiary generally must initially record all of the VIE's assets, liabilities and non-controlling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest.

            The agency agreement between Solar Enertech and Infotech was executed on April 10, 2006 and appoints Infotech as Solar Enertech's agent to carry out all business transactions as directed by Solar Enertech but to have no authority to conduct any transactions other than those authorized by Solar Enertech. Solar Enertechhas committed to provide all funds required for Infotech to execute authorized transactions with no compensation to the agent for this service.

            While Infotech is not a subsidiary of Solar Enertech, under Chinese law, funds held by Infotech for the operation of the business of Solar Enertech can be transferred from Infotech to Solar Enertech pursuant to an existing agreement signed by both parties such as the existing Agency Agreement. We are not aware of any significant restrictions on the ability of Infotech to transfer funds relating to the operation of the business of Solar Enertech to Solar Enertech.

Currency and foreign exchange

            Our functional currency is the RMB yuan as substantially all of our operations are in China. Our reporting currency is the U.S. dollar. Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation, and are included in determining net income or loss. For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

Inventory

            Inventory consisting of silicon and photovoltaic cells and other component material is valued at the lower of cost (first-in, first-out) or market. Management provides a reserve to reduce inventory to its net realizable value. Certain factors could impact the realizable value of inventory, so management continually evaluates the recoverability based on assumptions about customer demand and market conditions. The evaluation may take into consideration expected demand, new product development, the effect new products might have on the sale of existing products, product obsolescence, and other factors. The reserve or write-down is equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory reserves or write-downs may be required.

Warrant Accounting

            We issued warrants as part of a unit offering made during the fiscal year ended September 30, 2006. The proceeds of the issuance of the units have been allocated among the shares of common stock and the warrants based upon their relative fair values. The relative fair value of the warrants was determined to be $1,106,000 by using the Black-Scholes option pricing model assuming expected share price volatility of 80.21%, risk free interest rate of 4.5%, expected weighted average life of one year; and no dividend yield.

            On November 10, 2006, we repriced all of our 3,607,000 then outstanding warrants from $1.60 to $1.00 per warrant for the remainder of the warrant terms. Consequently, the relative fair value attributed to the warrants changed from $1,106,000 to $1,481,000 using the same assumptions used at the date of issuance.

            In November 2006, we received additional subscriptions for 2,500,000 units at $0.60 per unit. Each unit consisted of one share of common stock and one common stock purchase warrant entitling the holder to acquire an additional share of common stock at an exercise price of $1.00. The stock purchase warrant expires one year from the date of issuance.

Stock-based Compensation

            We adopted the fair value recognition provisions of SFAS No. 123R, Share-Based Payment. Accordingly, we account for options granted to our directors and employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” or APB 25, and its related interpretations, and according FASB Statement No. 123 (Revised 2004), “Share-Based Payments,” or SFAS 123R, which requires us to recognize, as an expense, the fair value of share options and other share-based compensation to employees.

            On January 1, 2006, we began recording compensation expense associated with stock options and other forms of equity compensation in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payment, as interpreted by SEC Staff Accounting Bulletin No. 107. Prior to January 1, 2006, we had accounted for stock options according to the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and therefore no related compensation expense was recorded for awards granted with no intrinsic value. We adopted the modified prospective transition method provided for under SFAS No. 123R, and, consequently, have not retroactively adjusted results from prior periods. Under this transition method, compensation cost associated with stock options recognized in the first quarter of the 2006 fiscal year includes the quarterly amortization related to the remaining unvested portion of all stock option awards granted prior to January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123.

Derivative Financial Instruments

            Statement of Financial Accounting Standard (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, requires all derivatives to be recorded on the balance sheet at fair value. These derivatives, including embedded derivatives in our structured borrowings, are separately valued and accounted for on the balance sheet. Fair values for exchange-traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

            Solar Enertech hired an independent valuation expert to determine the fair values of derivatives. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates, exchange rates and option volatilities. Selection of these inputs involves management's judgment and may impact net income.

            In September 2000, the Emerging Issues Task Force issued EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company's Own Stock," ("EITF 00-19") which requires freestanding contracts that are settled in a company's own stock, including common stock warrants, to be designated as an equity instrument, asset or a liability. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company's balance sheet, with any changes in fair value recorded in the company's results of operations.

Off-Balance Sheet Arrangements

            We do not have any off-balance sheet arrangements.

Plan of Operation

            We were incorporated on July 7, 2004 and until March 27, 2006 our business was providing customers with home security assistance services. On March 27, 2006 we merged with our wholly-owned subsidiary, Solar Enertech Corporation in order to enter the business of manufacturing and selling PV cells. In July 2006 we began doing business in China through our agent, Solar Enertech (Shanghai) Co., Ltd. (formerly Infotech (Shanghai) Solar Technologies Ltd.), a company controlled by our President and Chief Executive Officer. We also have an office in California.

             The following selected financial data for the six months ended March 31, 2007 as compared to March 31, 2006 and from inception is derived from our financial statements. We are presenting this data as reported and as restated. The data is qualified in its entirety and should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus.

	Six Months Ended March 31,			Cumulative from July
	2007	2007	2006	4, 2004 (Inception) to
	(As originally	(Restated)		March 31, 2007
	reported)			(Restated)

Gross loss	$(2,750)	$(2,750)	$-	$(2,750.00)
Total expenses	833,643	833,643	-	9,339,570
Loss on derivative liabilities		1,235,446		1,235,446
Other income (expense)	(342,534)	(342,534)	-	(334,041)
Loss from continuing operations	(1,178,927)	(2,414,373)	-	(10,911,807)
Loss from discontinued operations	-	-	(21,041)	(64,529)
Net loss	$(1,178,927)	$(2,414,373)	$(21,041)	$(10,976,336)

Restatement

            On June 25, 2007, our subsequent evaluation of the convertible notes contracts entered in March 2007 resulted in a determination that a redemption privilege giving the counterparty the right to require the Company to redeem the shares upon the occurrence of certain triggering events, one of which was outside of the control of the Company, did result in an embedded derivative requiring derivative accounting. Derivative accounting was determined to be appropriate because the embedded contract derivative is not accounted for at fair value, is not clearly and closely associated with the host contract and it would be a derivative pursuant to paragraphs 6-11 of SFAS 133 if it were a free standing instrument. The effect of the changes related to accounting for the issues described above on our statement of operations for the quarter and six months period ended March 31, 2007 were an increase in net loss of $1,235,446.

            We earned inconsequential revenues during the six months ended March 31, 2007. Our expenses included professional fees of $155,135 relating to audit, legal and accounting services. We also incurred research and development expenses of $105,784, investor relations fees of $90,570, corporate development and promotion fees of $55,870, rent expenses of $84,467, salary and benefit expense of $122,056, interest expense of $355,354 and other general and administrative expenses of $213,514. We also had interest income of $12,820.

            The following table sets forth our consolidated statements of operations for the fiscal years ended September 30, 2006 and 2005 and since inception. We have presented this data as reported and as restated.

	Fiscal Year Ended September 30,			Cumulative from
	2006	2006	2005	July 4, 2004
				(Inception) to
	(as originally	(as restated)		September 30, 2006
	reported)			(as restated)

Revenues (loss)	$-	$-	$-	$-
Total expenses	633,290	8,505,927	-	8,505,927
Other income (expense)	8,493	8,493	-	8,493
Loss from continuing operations	(624,797)	(8,497,434)	-	(8,497,434)
Loss from discontinued operations	(14,122)	(14,122)	(47,706)	(64,529)
Net loss	$(638,919)	$(8,511,556)	$(47,706)	$(8,561,963)

Restatements:

            In April 2007, we determined that we did not account for two option agreements and did not account for the transfer of shares from Mr. Leo Shi Young, an officer and a major shareholder, to certain of our employees. Accordingly, we amended our consolidated financial statements to include stock-based compensation charges. The effects of the restatement on the statement of operations for the year ended September 30, 2006 are detailed in our audited financial statements included in this prospectus, and are summarized in the section of this prospectus titled “Summary Financial Information” on page 13.

            Our expenses for this period consisted of stock based compensation of $7,872,637, corporation development and promotion costs of $66,946, investor relations fees of $72,266, management and consulting fees of $6,258, related party management fees of $37,271, office and administrative expenses of $21,097, professional fees of $120,332, registration and filing fees of $30,807, rent costs of $147,033, salary and benefit costs of $81,493 and travel costs of $34,750. We also recorded depreciation expenses of $2,334 and other expense of $12,703. The stock based compensation expense arose as a result of the transfer of shares of common stock belonging to our President and Chief Executive Officer, Mr. Leo Shi Young, to certain employees in exchange for services rendered to us.

            The loss from discontinued operations reported for both periods resulted from operating expenses related to the home security services business that was discontinued in March 2006.

            Our net loss for both periods reflects expenses relating to compensation, our acquisitions and financings, the cost of hiring additional employees to pursue the development of our business, and expenditures for research and development.

Agency Agreement

            Pursuant to the Agency Agreement between us and Solar Enertech (Shanghai) Co., Ltd, formerly Infotech (Shanghai) Solar Technologies Ltd. (“Infotech Shanghai”), Infotech Shanghai, as agent, has agreed to perform services for us, including securing factory space, employees, inventory, equipment and other goods or services. Notwithstanding that Infotech Shanghai, as our agent, may enter into contracts and otherwise legally bind us within the scope of the Agency Agreement, it also may enter into agreements in its own name and has the authority to undertake activities on our behalf pursuant to such agreements. While legal agreements such as the lease and employment agreements in China were entered into by Infotech Shanghai in its name rather than in our name and while assets in China are held in Infotech Shanghai’s name, Infortech Shanghai is nonetheless providing the benefits of the lease, the employment agreements and assets to us pursuant to the Agency Agreement. Infotech Shanghai is conducting business in China in its own name and not in our name, which enables us to avoid permanent establishment rules in China which would otherwise subject us to tax rules and regulations there.

Projected Expenditures Over The Next 12 Months

            The following chart provides an overview of our budgeted expenditures by major area of activity to April 1, 2008:

(a)	Personnel costs in Shanghai, China and the United States:	$557,900
(b)	Production development / factory leasing costs:	$473,700
(c)	Administration, sales and marketing office:	$4,996,000
(d)	General and administrative expenses:	$1,250,000
(e)	PV production and manufacturing equipment:	$6,526,300
(f)	Silicon material purchase	$13,289,500
(g)	Professional fees and expenses, regulatory expenses:	$976,300
(g)	Shareholder communications:	$378,000
(h)	Other capital acquisition	$695,600
(i)	Research and development	$1,344,700

Total:		$30,488,000

            The budgeted expenditures of $30 million will be funded by our cash on hand, operating cash and additional financing and borrowing. We estimated that we will raise, through equity or other financing, approximately $20,000,000 in the next 12 months. There can be no assurance that we will be successful in raising these additional funds, and if we are unsuccessful in raising these additional funds, our plans for expanding operations and business activities may have to be curtailed or completely abandoned.

Liquidity and Capital Resources

            As of March 31, 2007, we had cash and cash equivalents of $14,398,617 and working capital of $14,948,630. Since inception, we funded our operations from private sales of equity and loans. In March 2007 we completed an offering of Series A and Series B Convertible Notes and warrants pursuant to which we raised approximately $17.3 million in gross proceeds. We will use the proceeds from the notes for working capital. We believe that we currently have sufficient working capital to fund our operations for at least the next eight months. Changes in our operating plans, an increase in our inventory, increased expenses, additional acquisitions, or other events may result in the need to seek additional equity or debt financing earlier than eight months from now. As of the date of this prospectus, demand has been made of three loans, totaling $1,050,000 plus accrued interest, but the Company has not yet paid back these amounts.

            For the six month period ended March 31, 2007, we used $3,177,197 of cash in operations. Net cash used by operating activities included $2,229,363 in prepaid expenses, purchase of inventory of $1,228,396, deferred revenue of $778,233, and an increase in accounts payable and accrued liabilities of $271,249. Investment activities used $2,328,653 of cash during the six month period ended March 31, 2007, which was related to the leasehold improvements made to our manufacturing plant in Shanghai, China and the acquisition of $204,834 in equipment.

            Financing activities provided $17,129,282 of cash during the six month period ended March 31, 2007, net of deferred acquisition costs, from private placement subscription proceeds, convertible notes and a note payable.

            Our current cash requirements are significant because we are trying to build our inventory of silicon wafers; we are making leasehold improvements at our manufacturing plant in Shanghai, we are purchasing manufacturing equipment; and we are incurring start up and other operational expenses. We currently have approximately 55 employees and during the next 12 months, we expect to hire an additional 45 employees to operate our first production line and to complete the construction of our second production line, which will cost approximately $6.5 million. We may also use a portion of our funds to hire and pay upper-level managers and to purchase assets from other companies. During the third and fourth quarters of the 2007 fiscal year, we expect to need significant cash to complete a second production line, scheduled for completion in 2008 fiscal year. Accordingly, we expect to continue to use cash to fund operations through the 2007 fiscal year, as we expand our manufacturing capacity. We expect to continue to use cash to build up our inventory of silicon wafers to hedge the current shortage in the industry. We do not expect the proceeds from our most recent offerings and the revenues we earn from the sale of our products to provide us with enough cash to complete the build out of our manufacturing facility and our second production line, to increase our staff as we expand and to allow us to purchase all the silicon we need for our planned operations. We will likely need additional financing of at least $20,000,000 to completely develop our operations, including the purchase of silicon. We do not currently have any commitments for this financing.

            In March 2006 we entered into a purchase agreement with Jiangsu Photovoltaic Industry Development Co., Ltd., we are required to purchase silicon from Jiangsu for ten years. The cost per kilogram for purchase will be determined each year. For the fiscal year 2007, we are committed to purchase 40,000 kilos at a price of $250 per kilogram, and we are committed to purchase an additional 60,000 kilograms during our first fiscal quarter of 2008. Pursuant to the terms of the agreement, we are required to prepay Jiangsu $7,500,000 in two payments of $2,500,000 and $5,000,000. The prepayment dates have yet to be negotiated. These deposits will be applied to 30% of the value of each shipment, and we will pay the remaining 70% upon receipt of each shipment. As of the date of filing this Amendment, we had not yet paid the first $2,500,000.

            In the past, we paid cash for our inventory purchases and we are in the process of negotiating credit terms with our vendors. We also paid cash for our equipment purchases. In the future, we plan to finance some of our equipment purchases by short term bank borrowings and by establishing a working capital line of credit. The cost of silicon wafers, which is the primary cost of sales for our solar cells and SolarE solar modules, is currently volatile and may continue to rise due to a current supply shortage. We are uncertain of the extent to which this will negatively affect our working capital in the future. A significant increase in the cost of silicon wafers that we may not able to pass on to our customers could cause us to use our cash more quickly than our projections indicate, requiring us to raise additional funds or curtail our operations.

            To the extent it becomes necessary to raise additional cash in the future, we will seek to raise it through the sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or loans, or a combination of the foregoing. We currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot provide any assurances that we will be able to secure the additional cash or working capital we may require to continue our operations, either now or in the future.

            Other than as discussed above, we know of no trends, events or uncertainties that are reasonably likely to impact our future liquidity.

Change in Accountants

            In May 2006, Morgan & Company, Chartered Accountants, our certifying accountant, advised us that it was resigning. Effective September 11, 2006, we engaged Malone & Bailey, PC Certified Public Accountants of Houston, Texas as our principal accountant. This decision was approved by our Board of Directors.

            The report of Morgan & Company on our financial statements as of and for the years ended September 30, 2005 and September 30, 2004 did not contain an adverse opinion, or a disclaimer of opinion, however the reports identified the risk as to our ability to continue as a going concern. During the periods ended September 30, 2004 and September 30, 2005 and the interim period from October 1, 2005 through the date of resignation, we did not have any disagreements with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Morgan & Company, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

            Prior to engaging Malone & Bailey, PC, we had not consulted Malone & Bailey, PC regarding the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

BUSINESS

            We were incorporated in Nevada as Safer Residence Corporation on July 7, 2004. Our purpose was to provide individuals with home security services. This business was not successful and on March 27, 2006 we merged with Solar Enertech Corporation. As Solar Enertech Corporation, we manufacture and sell high quality photovoltaic (“PV”) cells and PV modules. Multiple cells make a module, which convert energy from the sun into electricity.

The PV Industry

            On March 6, 2007 Clean Edge Inc., a clean energy technology research and publishing firm, published its annual report on Clean Energy Trends. According to this report, clean energy technologies are on an “inexorable upward march”. The volatile price of oil, the acknowledgement that climate change is a problem, and a growing awareness of our role as stewards of the environment have helped drive growth in the clean technologies market. Clean energy technologies optimize the use of natural resources, such as sun and wind, resulting in reduced impact on the environment. The report states that the four benchmark technologies – solar photovoltaics, wind power, biofuels and fuel cells – represented $55 billion in sales during 2006, an increase of 39% over $40 billion in sales that were made during 2005. Clean Edge Inc. believes that clean technologies will continue their upward climb to eventually become a $226 billion market by 2016. Its report predicts that solar photovoltaics (including modules, system components, and installation) will grow from a $15.6 billion industry in 2006 to a $69.3 billion industry by 2016.

            PV cells are used all over the world, with Japan, Germany and the United States accounting for the majority of installed PV capacity. PV cells are used to produce electricity in space satellites, buildings and automobiles. In remote or mountainous areas, where buildings are large distances from the main power grid, PV cells may be the only way in which electricity can be obtained. PV cells typically have a 20 or 25 year warranty, however they should continue to be fully functional for years afterward.

            While the cost of electricity produced by PV is generally more expensive than the cost to produce electricity with fossil fuels, incentives are often provided by government or by electrical utilities, both of which are attempting to grow the industry. The two most common incentives are investment subsidies, where government refunds part of the cost of installing the system, and feed-in tariffs, where utilities buy the PV electricity from the producer under a multi-year contract at a guaranteed rate.

            Today, the biggest drawback to PV cell technology is the availability of silicon. While silicon is the second most abundant element found on earth, processing it for use in industry is time-consuming and expensive. Furthermore, the growth of the PV industry has driven the demand and prices for high-purity PV-grade silicon sharply upward. As a result, since 2004, the costs to produce PV cells have continued to stay the same or have risen, irrespective of manufacturing scale or efficiencies. Many in the industry believe that silicon shortages will continue until after 2009, when the projected supply could finally meet with demand.

Our Operations

            Our manufacturing operations are located in Shanghai, China. We recently completed the build-out of a 42,000 square meter manufacturing and research facility there and in December 2006 we began production of our first products, solar cells and modules which will be sold under the brand name “SolarE”. We currently have one production line which is producing 25 mega watt solar cells and modules. On this production line we are able to produce different kinds of cells, for example, 6” cells and 8” cells, mono-crystalline cells and multi- crystalline cells. We are currently adding a second production line to produce 50 mega watt solar cells and modules. This line should be completed early fiscal 2008.

            We have established a sales and marketing force of six people, led by two solar industry veterans who we recruited from other solar companies. Their targeted customers, besides their existing clients, are mainly in Europe and China. We are also in the process of building a sales and service force in California in preparation of entering the U.S. market. We anticipate that we will hire approximately four employees for our operations in California.

Our Suppliers

            Silicon is essential for manufacturing our products and, as noted above, silicon manufacturers are not currently able to keep up with demand. In order to help mitigate the risk that we will not be able to obtain silicone, in March 2007 we entered into a 10-year supply contract with Jiangsu Photovaltaic Industry Development Co., Ltd. Shipments of silicon pursuant to this agreement are expected to begin later this year. Until that time, we will continue to purchase silicon in the market from other suppliers. We cannot guarantee that Jiangsu will be able to meet its supply commitment under the agreement. If Jiangsu were unable to meet this commitment and we had to purchase silicon in the market, depending on availability and the price per kilo, our business and results of operations could be materially, adversely affected.

            Other materials needed to produce cells and modules, such as chemicals and special-made glasses, are relatively easy to purchase from multiple vendors and we intend to work with two to three vendors to ensure the best pricing and quality of these supplies. These purchasing sources are not long-term.

            We are required to comply with environmental regulations, specifically, waste-water treatment. Our manufacturing facility was designed to meet the waste-water treatment standards set by the Chinese government. We do not find it burdensome to comply with these regulations.

            Currently we employee 55 full-time people: five in management, six in sales, two in purchasing, three in accounting, three in general administration, 12 production line technicians, three plant managers in different sections, and plant workers. We expected to increase the number of employees to at least 100 as and when our production volume increases.

Property

            We lease a 42,000 square meter manufacturing and research facility in the Jinqiao Modern Science and Technology Park in Shanghai, China. The lease term began on February 12, 2006 and will expire on February 19, 2009. We have the right of first refusal to renew the lease. The monthly rent for this facility is RMB yuan 135,302.26, which is approximately $17,458. We also pay an administration fee of RMB yuan 8,473, or approximately $1,093 in US dollar per month.

            Our office in California is located at 1600 Adams Drive, Menlo Park, California. The office is approximately 360 square feet. We rent the facility on a month-to-month basis. The monthly rent is $1,500.

LEGAL PROCEEDINGS

            We are not a party to any material pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

            The following table sets forth certain information regarding our directors and executive officers. There are no family relationships among our executive officers and directors.

Name	Age	Position

Leo Shi Young	53	Director, President and Chief Executive Officer
Shi Jian Yin	51	Director, Vice-President, Chief Operating Officer
Frank Fang Xie	35	Director, Treasurer, Secretary
Ming Wai Anthea Chung	38	Chief Financial Officer

LEO SHI YOUNG, Director, President and Chief Executive Officer

            Prior to becoming a director and our President and Chief Executive Officer in April 2006, from 2001 to April 2006, Mr. Young was the founder and Chief Executive Officer of InfoTech Essentials Inc., an energy-saving technology company located in China. Mr. Young was a senior member of the California trade delegation to China in 2005, headed by Governor Arnold Schwarzenegger, and currently serves as an organizing committee member of China's National Renewable Energy Forum. Mr. Young was also a director of i-Level Media, a publicly traded company, which specializes in media advertising in taxi cabs. He resigned from that position in April 2007 in order to devote his full-time to our business. Mr. Young holds an MBA from Fordham University, New York, which he received in 2005; an MA from the School of the Art Institute of Chicago, which he received in 1985; and a BA from Tsinghua University of Beijing, which he received in 1982.

SHI JIAN YIN, Director, Vice President and Chief Operating Officer

            Prior to joining Solar EnerTech in May 2006, Mr. Yin was the founder and General Manager of Shanghai TopSolar Inc. during the period beginning in November 2002 and ending in July, 2005. Mr. Yin’s business experience includes management positions at Shanghai Jiaotong University from January 2001 to November 2002, Gofei Group Co., Ltd. from 1990 to November 1995, Shanghai Fenghuang Co., Ltd. from December 1995 to July 1997 and Beijing Green Environment Technology Co., Ltd. from August 1997 to October 2002. Mr. Yin also held a number of senior positions at Shanghai Fenghuang Co., Ltd. Mr. Yin has been awarded two Science and

Technology Awards by the Chinese government for his research accomplishments. Mr. Yin earned an MBA degree in 1992 and a BA degree in 1988 from Shanghai University of Communications, where he majored in engineering and material science.

FRANK FANG XIE, , Treasurer and Secretary

            Mr. Xie joined us in March, 2006. Mr. Xie has worked for New Margin Ventures as a junior partner since 2003, where he focuses on alternative energy and environmental protection sector investments. Shanghai-based New Margin is one of the most active venture capital firms in the country, managing in excess of $100 million. Prior to joining New Margin, from 2000 to 2003 Mr. Xie was an Executive Vice President of Uni-Quantum Financial Advisory, and from 1998 to 2000 served as a senior associate of the corporate finance department of Bank of China International. Mr. Xie obtained his Masters degree in management science and a Bachelors degree in electrical engineering at Shanghai Jiaotong University.

MING WAI ANTHEA CHUNG, Chief Financial Officer

            Ms. Chung joined us in June 2007. Since August 2004, Ms. Chung served as Vice President and Corporate Controller of RAE Systems Inc. in San Jose, California, (AMEX:RAE), a leading global developer and manufacturer of rapidly-deployable, multi-sensor chemical and radiation detection monitors and networks. Prior to August 2004, Ms. Chung worked as Corporate Controller of TLZ Inc. a global distributor of laser measurement tools located in Mountain View, California. Ms. Chung started her career at PricewaterhouseCoopers as an auditor where she spent five years working in the United States and three years working in China. Ms. Chung holds a Bachelor of Science degree in accounting from Indiana University at Bloomington and is a certified public accountant registered in the state of California.

Key Employees

            In addition to our executive officers and directors, we value and rely upon the services of the following key employees in the support of our business and operations.

PROFESSOR ZHONG QUAN MA, Chief Technology Officer

            Professor Ma joined us in March 2006. He is a specialist in semiconductor thin film materials physics and solid state physics. From 2003 to 2006, Professor Ma was professor of microelectronics and condensed matter physics at Shanghai University. From 2001 to 2002 Professor Ma held positions at the University of Illinois at Urbana Champaign (UIUC), Xinjiang University, Japan Atomic Energy Research Institute (JAERI), and Xinjiang Institute of Physics at the Chinese Academy of Science. Professor Ma earned a Ph.D degree in materials physics from Tsinghua University in 2001, a Master’s degree in condensed matter physics from Institute of Physics of Academia Sinica in 1988, and a Bachelor’s degree in physics from Xinjiang University in 1982.

YUHONG ZHANG, Director of Solar Energy Productions

            Ms. Zhang joined our company in January 2006. From February 2004 to October 2005, Ms. Zhang served as Associate Chief Technology Officer at Shanghai TopSolar where she was in charge of production and operations. Prior to that, from August 2000 to January 2004 Ms. Zhang was employed by the Solar Energy Branch for China’s space programs. Ms. Zhang earned an MS degree from Shanghai University in communications in 2004 and a BS degree from Harbin University in engineering in 2000.

QIZHUANG CAI, Director of Systems Integration and Application

            Mr. Cai joined us as the Director of Systems Integration and Application on April 17, 2007. In 2004 Mr. Cai co-founded Shanghai Qirong Photoelectricity Development Co., Ltd., a solar systems company, which engaged in the fabrication, sales and installation of solar systems, mobile solar electrical sources and PV-wind combined systems. From October 1999 to March 2004, Mr. Cai was general manager of Shanghai Hao Xin Technology Development Co., Ltd., where he pioneered the development of a portable solar re-charger for cell phones and other consumer-based solar applications. Mr. Cai holds an MBA from the Business School of Shanghai Fudan University.

APRIL ZHONG, Senior Vice President

            Ms. Zhong joined our company in June 2006 to assist with the development of our supply, sales and fulfillment operations. Along with Mr. Young, Ms. Zhong is a co-founder of InfoTech Essentials, Inc. and, since 2001, has served as that company’s Vice President of Marketing. Ms. Zhong earned an MBA degree in 1998 from the School of Business Administration, Boston University, Massachusetts, where she majored in strategic marketing, management and entrepreneurship. She earned an MS degree in 1994 from Northeastern University, Boston, Massachusetts, where she majored in molecular biotechnology.

Involvement in Certain Legal Proceedings

            None of our directors or executive officers has, during the past five years:

  been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences),

  had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

  been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Director Independence

            The Board of Directors has not yet adopted a standard to judge the independence of a director and therefore, the Board of Directors has not yet made a formal determination regarding the independence of any individual director. Because they are also officers, the Board of Directors does not believe that any of its directors would be considered independent.

EXECUTIVE COMPENSATION

            The following table and discussion sets forth information with respect to all compensation awarded to, earned by or paid to our Chief Executive Officer and to any executive officer whose annual salary and bonus exceeded $100,000 during our last completed fiscal year.

Summary Compensation Table

						Non-	Nonqual
						Equity	i-fied
						Incent	Deferred
						ive	Compen
					Option	Plan	-sation	All Other
			Bonus	Stock Awards	Awards	Compen-	Earnings	Compen-
Name and principal	Year	Salary	($)	($)	($)	sation	($)	sation ($)	Total ($)
position		($)				($)

Leo Shi Young	2006	$21,000	--	--	--	--	--	$49,347	$70,347
Shi Jian Yin	2006	--	--	$4,760,000(1)	--	--	--	--	$4,760,000

(1) For information on the assumptions used to determine the monetary value of this stock grant, please see note 14 to our financial statements for the fiscal year ended September 30, 2006.

            There were no option grants or exercises by any of our executive officers during the fiscal year ended September 30, 2006.

            Currently, with the exception of a transfer of common stock from Mr. Young to Mr. Yin, our compensation program consists only of an employee’s base salary and, in the case of Mr. Qizhuang Cai, whom we hired on April 6, 2007, bonuses that are tied to sales of our products. As our business develops, we anticipate that our compensation program will expand to include bonuses for other employees and awards of equity compensation. We believe that a combination of cash and common stock or options will allow us to attract and retain the services of the individuals who will help us achieve our business objectives, thereby increasing value for our shareholders.

            In setting the compensation for our officers our board of directors, which is comprised of Messrs. Young, Yin and Xie, looked primarily at the stage of our business operations and our ability to pay our executives. As our operations develop, we expect that executive compensation will be determined by reviewing the person’s responsibilities, salaries paid to others in businesses comparable to ours, the person’s experience and our ability to replace the individual. We expect the salaries of our executive officers to remain relatively constant until our products reach the market and we begin producing revenues that will allow us to pay our officers compensation which better reflects their responsibilities, their experience and their abilities.

            We entered into a contract dated March 1, 2006 with Mr. Young for management services related to the development of our business. The term of the agreement is two years. The agreement requires us to pay Mr. Young a salary of $3,000 per month. This agreement can be terminated by Mr. Young or by us with 30 days’ notice.

            We also have a verbal agreement with Mr. Yin for management services, which agreement became effective on March 15, 2006. Pursuant to this agreement, Mr. Yin receives 20,000 RMB yuan per month for providing these services to us. When our revenues are equal to our expenses, the monthly compensation will be increased to 40,000 RMB yuan. The agreement has no fixed term.

            On April 6, 2007 we entered into an agreement for management services with Mr. Qizhuang Cai pursuant to which he will act as our Manager of Applications and System Integration. Mr. Cai’s primary responsibility is to sell our products to his existing customer base and to obtain poly-silicon supplies. The agreement has a term of five years. Upon signing the management agreement, we paid Mr. Cai, $50,000 in advance for his services. We have also established certain milestones related to minimum sales revenues earned by our company from Mr. Cai’s contacts. The purpose of the bonus is to provide an incentive to Mr. Cai to make use of his contacts in the PV industry, which will help us expand our business more quickly.

Compensation of Directors

            We do not have a plan pursuant to which members of our Board of Directors are compensated and members of the Board of Directors do not receive cash compensation for their services as Board members, although we may adopt such plans in the future. Our directors receive reimbursement for reasonable out-of-pocket expenses in attending meetings of the Board of Directors. From time to time we may engage certain members of the Board of Directors to perform services on our behalf. In such cases, we compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

            On February 9, 2006 we borrowed $450,000 from Infotech Essentials, Inc., a company controlled by our President, Chief Executive Officer and director, Mr. Leo Shi Young. The note is payable on demand. No interest accrues on the loan unless, after demand for payment, we fail to pay. In that case interest at the rate of 10% will begin to accrue on the unpaid principal amount of the loan. No demand for payment has been made.

            On October 5, 2006 we entered into a Repayment Agreement with Infotech Essentials, Inc. relating to certain advances that we and Infotech Essentials, Inc. believed were made on our behalf by Infotech Essentials, Inc. for the start-up of our business. These advances were made between October and December 2005 and related to the purchase of computers and furniture, the deposit for our plant lease, meals for our temporary employees, wages for professionals and other related expenses. We believed that the advances totaled RMB yuan 636,011.29, or approximately $81,153.91 and we repaid the advances in two installments. The first installment of $40,000 was paid on October 6, 2006. The second installment of $41,154 was paid on November 11, 2006. The advances did not accrue interest. However, after we repaid the advances we and Infotech Essentials, Inc. determined that we overpaid by the amount of $43,894. Therefore, on January 1, 2007 we entered into an agreement with Infotech Essentials, Inc. pursuant to which it agreed to return the overpayment to us no later than March 31, 2007. No interest accrued on the overpayment. Infotech Essentials, Inc. returned the entire overpayment to us on March 30, 2007.

            During the fiscal year ended September 30, 2006, we forwarded funds to our Shanghai agent, Solar Enertech (Shanghai) Co., Ltd., through a bank account controlled by Infotech Essentials, Inc. As of September 30, 2006, $12,340 of these funds had not yet been forwarded to Solar Enertech (Shanghai) Co., Ltd. and remained in the bank account controlled by Infotech Essentials, Inc. In October 2006, Infotech Essentials, Inc. wired $10,585 to Solar Enertech (Shanghai) Co., Ltd. and it intends to forward the remaining $1,755, as agreed. No interest accrues on these advances.

SELLING SHAREHOLDERS

            The table below sets forth information as of July 3, 2007 to reflect the sale of shares being offered by the selling shareholders. No selling shareholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. Because the selling shareholders can offer all, some or none of their shares of our common stock, we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that they will sell all shares covered by this prospectus.

Name of Selling Shareholder	Number of Shares Owned Before Offering (1)	Number of Shares Being Offered	Number of Shares Owned After Offering(2)	Percentage Owned After Offering(3)

Enable Growth Partners LLP	9,184,775 (4)	9,184,775	0	0

Enable Opportunity Partners	1,080,564 (5)	1,080,564	0	0

Pierce Diversified Strategy Master Fund LLC,ENA	540,280 (6)	540,280	0	0

BridgePointe Master Fund Ltd.	7,203,746 (7)	7,203,746	0	0
Total	18,009,365	18,009,365	0	0

(1) All of the selling shareholders purchased the securities being offered in a private offering made to accredited investors that was completed in March 2007. In the offering, we sold units consisting of our Series A Convertible Notes and Series A Warrant to purchase shares of our common stock. We sold $5,000,000 of principal amount of our Series A Convertible Notes, having a conversion price of $0.69 per share, and Series A Warrants representing 7,246,377 shares of common stock. The Series A Warrants have a term of 60 months and an exercise price of $1.21 per share. We are also required to register 515,051 shares of common stock which may be used for the payment of interest accrued on the Series A Convertible Notes. We are required by the Registration Rights Agreement we signed to register 120% of the common stock underlying the Series A Convertible Notes, the shares of common stock that are attributable to interest accrued on the Series A Convertible Notes, and the shares of common stock underlying the Series A Warrants. The column titled “Number of Shares Owned Before Offering” includes these additional shares.
(2) Assumes that all of the shares offered are sold.
(3) Based on 78,807,012 shares of common stock outstanding on July 3, 2007.
(4) The name of the person who has voting or investment control over the securities owned by Enable Growth Partners LLP is Mitch Levine. The shares owned before the offering include 4,434,782 shares attributable to the conversion of the Series A Convertible Note, 4,434,782 shares attributable to the Series A Warrant, and 315,211 shares attributable to interest accrued on the Series A Convertible Note.
(5) The name of the person who has voting or investment control over the securities owned by Enable Opportunity Partners is Mitch Levine, Managing Partner. The shares owned before the offering include 521,740 shares attributable to the conversion of the Series A Convertible Note, 521,740 shares attributable to the Series A Warrant, and 37,084 shares attributable to interest accrued on the Series A Convertible Note.
(6) The name of the person who has voting or investment control over the securities owned by Pierce Diversified Strategy Master Fund LLC, ENA is Mitch Levine, Managing Partner. The shares owned before the offering include 260,869 shares attributable to the conversion of the Series A Convertible Note, 260,869 shares attributable to the Series A Warrant, and 18,542 shares attributable to interest accrued on the Series A Convertible Note.
(7) The name of the person who has voting or investment control over the securities owned by BridgePointe Master Fund Ltd. is Eric S. Swartz. The shares owned before the offering include 3,478,261 shares attributable to the conversion of the Series A Convertible Note, 3,478,261 shares attributable to the Series A Warrant, and 247,224 shares attributable to interest accrued on the Series A Convertible Note.

PLAN OF DISTRIBUTION

            We are registering the shares of common stock issuable upon conversion of the convertible notes and upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the convertible notes and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

            The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  in the over-the-counter market;

  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  through the writing of options, whether such options are listed on an options exchange or otherwise;

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  short sales;

  sales pursuant to Rule 144;

  broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

            If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

            The selling shareholders may pledge or grant a security interest in some or all of the convertible notes or warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

            The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

            Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

            There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

            The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

            We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

            Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information as of July 3, 2007 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group. On July 3, 2007 we had 78,807,012 shares of common stock outstanding.

            Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the shareholder.

            Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of July 3, 2007 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Number Of Shares	Percentage
Name And Address(1)	Beneficially Owned	Owned

Leo Shi Young, director, President and Chief Executive Officer	18,250,000(2)	19.82%
Shi Jian Yin, director, Vice President, Chief Operations Officer	3,500,000(3)	4.25%
Frank Fang Xie, director	1,500,000(4)	1.87%
Jean Blanchard	26,750,000(5)	33.94%

All directors and officers as a group (3 persons)	23,250,000	25.94%

(1) The address for our officers and directors is 1600 Adams Drive, Menlo Park, California 94025
(2) On March 1, 2006 Mr. Young obtained an option to purchase 36,000,000 shares of common stock from Ms. Jean Blanchard, our former President. The exercise price is $0.0001 per share. The option vests in equal increments of 12,000,000 shares. The right to purchase 12,000,000 shares vested on the date of grant, the right to purchase 12,000,000 shares vested on March 1, 2007 and the right to purchase 12,000,000 shares will vest on March 1, 2008. The option expires on February 28, 2010. Mr. Young exercised a portion of the option and acquired 10,750,000 shares in July 2006. Of this amount, Mr. Young retained 5,000,000 shares and transferred 5,750,000 shares to various employees in July 2006.
(3) Mr. Shi Jian Yin has acquired 3,500,000 shares of our common stock at no cost from Mr. Leo Young.
(4) On March 1, 2006 Mr. Xie obtained an option to purchase 1,500,000 shares of our common stock at an exercise price of $0.0001 per share from Ms. Jean Blanchard, our former President. This option will expire on February 28, 2010.
(5) The shares of common stock held by Ms. Blanchard are subject to the option rights held by Mr. Leo Shi Young and Mr. Frank Fang Xie as described in footnote 2 and 4, respectively.

DESCRIPTION OF SECURITIES

Common Stock

            We are authorized by our Articles of Incorporation to issue 200,000,000 shares of common stock, $0.001 par value. Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “SOEN”.

            As of July 3, 2007, we had issued and outstanding 78,807,012 shares of common stock. Holders of our common stock are entitled to one vote per share on all matters subject to shareholder vote. If the Board of Directors were to declare a dividend out of funds legally available therefore, all of the outstanding shares of common stock would be entitled to receive such dividend ratably. We have never declared dividends and we do not intend to declare dividends in the foreseeable future. If our business was liquidated or dissolved, holders of shares of common stock would be entitled to share ratably in assets remaining after satisfaction of our liabilities.

            Holders of common stock do not have cumulative voting rights.

Anti-Dilution Rights for Purchasers in the March 2007 Offering

            If, during the time that the Series A or Series B Convertible Notes are outstanding, we sell or grant any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the holders of our common stock, then the holders of the Series A and Series B Convertible Notes will receive these same purchase rights, as though the Series A and Series B Convertible Notes had been converted into common stock. This anti-dilution provision will not be triggered if we issue common stock under an approved employee benefit plan, if persons already holding convertible securities prior to the sale of our Series A and Series B Convertible Notes exercise their rights to convert, or if we issue stock in connection with a merger, acquisition, partnership or joint venture, so long as the parties are not related to us and the issuance does not involve capital raising. We may also issue warrants to financial institutions in connection with obtaining credit.

            If we issue or sell (or are deemed to have issued or sold) shares of our common stock for a consideration per share that is less than the conversion price required by the Series A and Series B Convertible Notes, then the conversion price will be reduced and the number of shares of common stock to be received on conversion will be adjusted.

            Likewise, if we grant any options or if we sell or are deemed to have sold any convertible securities, the exercise price or the conversion price of which is lower than the conversion price required by the Series A or Series B Convertible Notes, then the shares of common stock represented by the options or convertible securities will be deemed to be outstanding and the conversion price required by the Series A or Series B Convertible Notes will be reduced to the lowest price per share for which one share of common stock is issuable upon exercise of the option or conversion of the convertible security. Finally, any increase or decrease in the exercise price of an option or in the conversion price of a convertible security will require an adjustment to the conversion price of the Series A and Series B Convertible Notes and an adjustment to the number of shares to be issued upon conversion. However, no adjustment will be made if the adjustment would result in an increase to the conversion price or a decrease in the number of shares to be received by the holders of the Series A and Series B Convertible Notes upon conversion.

Series A Warrants

            On March 7, 2007 we issued four Series A Warrants representing the right to purchase a total of 7,246,377 shares of our common stock. The warrants have a term of 60 months from the date of issuance. The exercise price is $1.21 per share. The warrants contain an anti-dilution provision such that, if we issue or sell shares of common stock (or options or other securities convertible to common stock) for a consideration per share less than the warrant exercise price, then immediately after such issuance, the warrant exercise price will be reduced to an amount equal to the price at which the common stock was sold. Upon an adjustment of the exercise price, the number of warrant shares will be adjusted also. The new number of warrant shares will be determined by multiplying the exercise price in effect immediately prior to the adjustment by the number of warrant shares acquirable upon exercise of the warrant immediately prior to the adjustment and dividing the product thereof by the exercise price resulting from such adjustment.

            Furthermore, if we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock, then the warrant holder will be entitled to acquire, upon the terms applicable to such rights, the aggregate rights which the warrant holder could have acquired if he had held the number of shares of common stock acquirable upon complete exercise of the warrant (without regard to any limitations on the exercise of this warrant) immediately before the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such rights.

Registration Rights for Holders of Series A Convertible Notes and Warrants

            We granted registration rights to the holders of our Series A Convertible Notes. We are filing the registration statement of which this prospectus is a part to comply with our obligations under the Registration Rights Agreement. We have agreed to register 120% of the sum of (i) the number of conversion shares issued or issuable pursuant to the Series A Convertible Notes, (ii) the number of warrant shares issued and issuable pursuant to the Series A Warrants and (iii) the number of interest shares issuable pursuant to the Series A Convertible Notes, or such other amount as may be required by the staff of the Securities and Exchange Commission.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

            Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

            (a)      is not liable pursuant to Nevada Revised Statute 78.138, or

            (b)      acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

            (a)      is not liable pursuant to Nevada Revised Statute 78.138, or

            (b)      acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

            To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

            Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

            Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

  the creation of a trust fund

  the establishment of a program of self-insurance

  the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation the establishment of a letter of credit, guaranty or surety

            No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or

44

a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

            Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

            (a)      by the shareholders,

            (b)      by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding,

            (c)      if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

            (d)      if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

            Our bylaws also include indemnification provisions. Section 10 of our bylaws states that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is or was a director or is or was serving at our request as a director, officer, employee, or agent of another enterprise, shall be indemnified and held harmless by us to the fullest extent provided by law. This indemnity covers all expense, liability and loss (including attorneys’ fees) reasonably incurred by such person in connection with such proceeding and inures to the benefit of his heirs, executors and administrators. We must indemnify any such person seeking indemnification in connection with a proceeding initiated by him only if such proceeding was authorized by our board of directors. Our bylaws allow us to pay expenses incurred in defending any such proceeding in advance of a final disposition, so long as our Board of Directors shall not have adopted a resolution expressly disapproving of such an advance. We may also provide indemnification and pay expenses in advance of the final disposition of a proceeding to officers, employees and agents on the same terms and with the same scope and effect as the provisions governing the indemnification of directors. Our bylaws also permit us to purchase and maintain insurance on behalf of any person who is or was our director or officer or who was serving at our request as a director of officer of another enterprise.

            These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

WHERE YOU CAN FIND FURTHER INFORMATION ABOUT US

            We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. The omitted information may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at Judiciary Plaza, 100 F Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the

45

Commission. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete, and in each instance where reference is made to the copy of the document filed as an exhibit to the registration statement, each such statement is qualified in all respects by such reference. For further information with respect to our company and the securities being offered in this offering, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

EXPERTS

            Malone & Bailey, PC audited our balance sheet as of September 30, 2006, and the related consolidated statements of operations, cash flows, and stockholders’ equity for the year then ended and for the period from July 7, 2004 (inception) through to September 30, 2006. Morgan & Company, Chartered Accountants audited our balance sheet as of September 30, 2005 and the related consolidated statements of operations, cash flows, and stockholders’ equity for the period July 7, 2004 (inception) through September 30, 2005. We have included our financial statements in this prospectus and elsewhere in the registration statements in reliance on the reports of Malone & Bailey, PC and Morgan & Company, Chartered Accountants, given on their authority as experts in accounting and auditing.

            Richardson & Patel LLP, located at 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024, has given us an opinion relating to the due issuance of the common stock being registered.

TRANSFER AGENT

            Our transfer agent and registrar is Empire Stock Transfer Inc. located in Henderson, Nevada.

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INDEX TO FINANCIAL STATEMENTS

Page No.

Consolidated Balance Sheets as of March 31, 2007 and September 30, 2006 (unaudited)	F-2

Consolidated Statements of Operations for the three and six month periods ended March 31, 2007 and 2006 and the period from July 7, 2004 (inception) through March 31, 2007 (unaudited)	F-3

Consolidated Statements of Shareholders’ Equity for the period from July 7, 2004 (inception) through March 31, 2007(unaudited)	F-4

Consolidated Statements of Cash Flows for the six month periods ended March 31, 2007 and 2006 and the period from July 7, 2004 (inception) through March 31, 2007 (Unaudited)	F-5

Notes to Consolidated Financial Statements	F-6

Report of Malone & Bailey, PC	F-10

Report of Morgan & Company, Chartered Accountants	F-11

Consolidated Balance Sheets as of September 30, 2006 and 2005	F-12

Consolidated Statements of Operations for the Years Ended September 30, 2006 and 2005 and for the period from July 7, 2004 (inception) through September 30, 2006	F-13

Consolidated Statements of Stockholders’ Equity for the period from July 7, 2004 (inception) through September 30, 2006	F-14

Consolidated Statements of Cash Flows for Years Ended September 30, 2006 and 2005 and for the period form July 7, 2004 (inception) through September 30, 2006	F-15

Notes to Consolidated Financial Statements	F-16

Solar Enertech Corp.
A Development Stage Company
Consolidated Balance Sheets
(Unaudited)

	March 31, 2007	September 30,
		2006
	(Restated)	(Restated)
ASSETS

Current assets:
Cash and cash equivalents	$14,398,617	$2,798,957
Prepaid expenses and advances	2,270,834	40,577
Inventory	1,228,396	-
Current portion of deferred financing costs	605,937	-
Total current assets	18,503,784	2,839,534

Fixed assets, net of accumulated depreciation	215,166	18,751
Plant being developed for own use	2,953,695	790,036
Deferred financing costs	2,771,864	-
Deposits	512,935	572,416

Total assets	$24,957,444	$4,220,737

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$379,715	$64,766
Accounts payable and accrued liabilities, related parties	11,760	58,168
Demand note payable to a related party	450,000	450,000
Demand notes payable	700,000	600,000
Derivative liabilities	1,235,446	-
Deferred revenues	778,233	-
Total current liabilities	3,555,154	1,172,934

Convertible notes, net of discount	282,558	-

Total liabilities	3,837,712	1,172,934

STOCKHOLDERS' EQUITY:
Capital stock
Common - 200,000,000 shares authorized at $0.001 par value
78,807,012 and 76,307,012 shares issued and outstanding
at December 31, 2006 and September 30, 2006, respectively	78,807	76,307
Additional paid in capital	32,011,003	11,537,454
Other comprehensive loss	6,258	(3,995)
Deficit accumulated during development stage	(10,976,336)	(8,561,963)
Total stockholders' equity	21,119,732	3,047,803

Total liabilities and stockholders' equity	$24,957,444	$4,220,737

The accompanying notes are an integral part of these consolidated financial statements.

Solar Enertech Corp.
A Development Stage Company
Consolidated Statements of Operations
(Unaudited)
For the Periods Ended

	Three months ended March 31,		Six months ended March 31,
					Cumulative from
					July 7, 2004
					(inception) to
					March 31, 2007
Revenue	2007(Restated)	2006	2007(Restated)	2006	(Restated)
Sales	$3,208		$3,208		3,208
Cost of sales	(5,958)		(5,958)		(5,958)
Gross loss	(2,750)		(2,750)		(2,750)

Operating Expense
Selling and general & administrative	321,096		727,859		9,233,786
Research & development	3,986		105,784		105,784
Operating expense	325,082		833,643		9,339,570

Other (expense) income
Interest income	6,393		12,820		21,313
Interest expense	(355,354)		(355,354)		(355,354)
Loss on derivative liabilities	(1,235,446)		(1,235,446)		(1,235,446)

Loss from continuing operations	$(1,912,239)		$(2,414,373)		$(10,911,807)
Loss from discontinuing operations		$(14,428)		$(21,041)	$(64,529)

Net loss	$(1,912,239.00)	$(14,428)	$(2,414,373)	$(21,041)	$(10,976,336)

Net loss per share - basic and diluted
Continuing operations	$(0.02)	$(0.00)	$(0.03)	$(0.00)
Discontinuing operations	-	-	-	-

Weighted Average Shares Outstanding	78,807,012	111,627,782	77,982,836	124,150,002

Solar Enertech Corp.
A Development Stage Company
Consolidated Statements of Shareholders' Equity (Unaudited)
For the period from July 7, 2004 [Inception] to March 31, 2007

			Additional	Other	Accumulated	Total
	Common Stock		Paid-In	Comprehensive	Deficit during	Stockholders'
	Number	Amount	Capital	Income	Development	Equity
					Stage

Balances, at inception	-	$-	$-	$-	$-	$-
Stock issued for cash	101,200,000	101,200	(78,200)			23,000
Net loss from inception (July 7, 2004) to					(2,701)	(2,701)
September 30, 2004

Balances, September 30, 2004	101,200,000	101,200	(78,200)	-	(2,701)	20,299
Stock issued for cash	35,200,000	35,200	44,800			80,000
Net loss for the year ended September 30,					(47,706)	(47,706)
2005

Balances, September 30, 2005	136,400,000	136,400	(33,400)	-	(50,407)	52,593
Stock returned to treasury (no cost) in
connection with
change of control	(63,699,988)	(63,700)	63,700			-
Stock issued for cash	3,607,000	3,607	3,603,393			3,607,000
Stock based compensation			7,872,637			7,872,637
Imputed interest on related party note			31,124			31,124
Currency translation adjustment				(3,995)		(3,995)
Net loss for the year ended September 30,					(8,511,556)	(8,511,556)
2006 (Restated)

Balances, September 30, 2006 (Restated)	76,307,012	76,307	11,537,454	(3,995)	(8,561,963)	3,047,803
Stock issued for cash, net of offering costs	2,500,000	2,500	1,076,830			1,079,330
Imputed interest on related party note			22,438			22,438
Stock based compensation			27,416			27,416
Convertible debentures			17,300,000			17,300,000
Deferred financing costs			2,046,865			2,046,865
Currency translation adjustment				10,253		10,253
Net loss for the period ended March 31,
2007(Restated)					(2,414,373)	(2,414,373)

Balances, March 31, 2007 (Restated)	78,807,012	$78,807	$32,011,003	$6,258	$(10,976,336)	$21,119,732

The accompanying notes are an integral part of these consolidated financial statements.

Solar Enertech Corp.
A Development Stage Company
Consolidated Statements of Cash Flows
(Unaudited)
For the Periods Ended

	Six months ended		Cumulative from July
	March 31,		7, 2004(Inception) to
	2007	2006	March 31, 2007
	(Restated)		(Restated)
Cash Flows from Operating Activities
Net loss	$(2,414,373)	$(21,041)	$(10,976,336)
Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation	8,832	1,198	12,766
Amortization of deferred financing costs	19,112	-	19,112
Stock based compensation	27,416	-	7,900,053
Interest and discount on convertible notes	282,558		282,558
Loss on derivate liabilities	1,235,446		1,235,446
Changes in:
Prepaid expenses	(2,229,363)	-	(2,269,940)
Due from related party	-	-	-
Inventory	(1,228,396)	-	(1,228,396)
Other assets	72,089		(500,327)
Deferred revenue	778,233	-	778,233
Accounts payable and accrued expenses	316,376	5,809	381,145
Accounts payable and accrued expenses, related parties	(45,127)	-	(3,154)
Cash used in operating activities	(3,177,197)	(14,034)	(4,368,840)

Cash flows from Investing Activities:
Acquisition of equipment	(204,834)	-	(227,519)
Leasehold improvements - plant	(2,123,819)	-	(2,866,539)
Cash used in investing activities	(2,328,653)	-	(3,094,058)

Cash flows from Financing Activities:
Proceeds from note payables	100,000	-	700,000
Proceeds from advances from a related party	-	-	450,000
Proceeds from convertible notes, net of offering costs	15,949,952		15,949,952
Proceeds from issue of common stock, net of offering costs	1,079,330	-	4,789,330
Cash provided by financing activities	17,129,282	-	21,889,282

Effect of exchange rates on cash	(23,772)	-	(27,767)

Net Increase in Cash	11,599,660	(14,034)	14,398,617
Cash, Beginning of Period	2,798,957	48,401	-

Cash, End of Period	$14,398,617	$34,367	$14,398,617
SUPPLEMENTAL DISCLOSURES:
Cash paid for:
Income tax	$-	$-	$-
Interest	$-	$-	$-

Non-cash investing and financing activities:
Capitalized financing costs - fair value of warrants	$1,937,364	$-	$1,937,364
Capitalized interest related to leasehold improvements - plant	$22,438	$-	$54,204
Discount on convertible notes	$17,300,000	$-	$17,300,000

The accompanying notes are an integral part of these consolidated financial statements.

SOLAR ENERTECH CORP.
A Development Stage Company
Notes to Consolidated Financial Statements
March 31, 2007 (Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Solar Enertech Corp. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited consolidated financial statements and notes thereto contained in Solar Enertech's Annual Report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited consolidated financial statements for fiscal 2006 as reported elsewhere in this Form 10-QSB have been omitted.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Inventory

Inventories consist of silicon and photovoltaic cells and other component material are valued at lower of cost (first-in, first-out) or market. Management provides a reserve to reduce inventory to its net realizable value. Certain factors could impact the realizable value of inventory, so management continually evaluates the recoverability based on assumptions about customer demand and market conditions. The evaluation may take into consideration expected demand, new product development, the effect new products might have on the sale of existing products, product obsolescence, and other factors. The reserve or write-down is equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory reserves or write-downs may be required.

Beneficial Conversion Feature

When Solar Enertech issues a debt or equity instrument which is convertible into common stock at a discount from the common stock market price at the date the debt or equity is issued, a beneficial conversion feature for the difference between the closing price and the conversion price multiplied by the number of shares issuable upon conversion is recognized under EITF 98-5 and EITF 00-27. The beneficial conversion feature is presented as a discount to the related debt or a dividend to the related equity, with an offsetting amount increasing additional paid-in capital.

Derivative Financial Instruments

Statement of Financial Accounting Standard (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, requires all derivatives to be recorded on the balance sheet at fair value. These derivatives, including embedded derivatives in our structured borrowings, are separately valued and accounted for on the balance sheet. Fair values for exchange-traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

Solar Enertech hired an independent valuation expert to determine the fair values of derivatives. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates, exchange rates and option volatilities. Selection of these inputs involves management's judgment and may impact net income.

In September 2000, the Emerging Issues Task Force issued EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company's Own Stock," ("EITF 00-19") which requires freestanding contracts that are settled in a company's own stock, including common stock warrants, to be designated as an equity instrument, asset or a liability. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company's balance sheet, with any changes in fair value recorded in the company's results of operations.

NOTE 3 – FINANCIAL INSTRUMENTS

Credit risk

Solar Enertech maintains cash deposits with financial institutions, which from time to time may exceed federally insured limits. Solar Enertech has not experienced any losses in connection with these deposits and believes it is not exposed to any significant credit risk from cash. At March 31, 2007, Solar Enertech had approximately $14,000,000 in excess of insured limits.

Fair values

Solar Enertech has various financial instruments, including cash and cash equivalents, receivables, accounts payable and accrued liabilities and amounts due to or from a related party. Unless otherwise noted, these monetary assets and liabilities are stated at amounts that approximate their fair values.

Foreign exchange risk

Solar Enertech may be subject to significant currency risk due to the fluctuations of exchange rates between the Chinese Renminbi and the United States dollar.

NOTE 4 – INVENTORY

At March 31, 2007, inventory consists of:
Raw materials	$475,169
Goods in transport	365,574
Low value consumption goods	480
Work in progress	386,855
Finished products	318
$1,228,396

Inventory is shown net of zero reserves for slow moving and obsolete inventory at March 31, 2007.

NOTE 5 – NOTE PAYABLE

On January 24, 2007, Solar Enertech borrowed $100,000 from a third party under a demand note with interest at 10% per year. Accrued interest on this note of $1,808 is included in accrued liabilities on the consolidated balance sheet.

NOTE 6 – CONVERTIBLE NOTES

On March 7, 2007, Solar Enertech entered into a securities purchase agreement to issue up to $17,300,000 of secured convertible notes. Accordingly, during the quarter nded March 31, 2007, Solar Enertech sold units consisting of:

  $5,000,000 in principal amount of Series A Convertible Notes and warrants to purchase 7,246,377 shares of its common stock;
  $3,300,000 in principal amount of Series B Convertible Notes and warrants to purchase 5,789,474 shares of its common stock, and;
  $9,000,000 in principal amount of Series B Convertible Notes and warrants to purchase 15,789,474 shares of its common stock.

These notes bear interest at 6% per annum and are due in 2010. The principal amount of the Series A Convertible Notes may be converted at the rate of $0.69 per share for a total of 7,246,377 shares of common stock (which amount does not include shares of common stock that may be issued for the payment of interest). The exercise price of the Series A Warrants is $1.21 per share. The principal amount of the Series B Convertible Notes may be converted at the rate of $0.57 per share for a total of 5,789,474 shares of common stock. The exercise price of the Series B Warrants is $0.90 per share.

In relation to these offerings, Solar Enertech paid $1,038,000 in commissions, an advisory fee of $173,000, other fees and expenses of $84,025.

Solar Enertech analyzed these instruments for derivative accounting consideration under SFAS 133 and EITF 00-19, and determined that the notes contain two potential derivative features, the basic conversion option and a redemption privilege accruing to the holder if certain conditions exist. We determined that derivative accounting for the basic conversion feature is not required as the conversion feature meets one of the exclusions to the scope of SFAS No. 133 in that the contract is (1) issued or held by the reporting entity, (2) indexed to the entity’s own stock, and (3) classified in stockholders’ equity in the entity’s balance sheet.

Subsequent evaluation of the contract resulted in a determination that a redemption privilege giving the counterparty the right to require the Company to redeem the shares upon the occurrence of certain triggering events, one of which was outside of the control of the Company, did result in an embedded derivative requiring derivative accounting. Derivative accounting was determined to be appropriate because the contract is not already accounted for at fair value, is not clearly and closely associated with the host contract and it would be a derivative pursuant to paragraphs 6-11 of SFAS 133 if it were a free standing instrument.

Note that this determination was made on June 25, 2007, subsequent to the filing of the Form 10Q for the quarter ended March 31, 2007 and requires Solar Enertech to file an amended 10QSB and restatement of its financial statements as a result of this issue. See restatement disclosures in Note 9.

Additionally, Solar Enertech also analyzed these financial instruments and determined that SFAS 150 was not applicable because these instruments are not mandatorily redeemable, do not embody an unconditional obligation to repurchase Solar Enertech’s equity shares requiring settlement through the transfer of assets, is not indexed to such an obligation and does not embody a conditional obligation to repurchase Solar Enertech’s shares requiring settlement in a variable number of shares.

Because the conversion prices of these notes are below the market trading price of Solar Enertech's common stock when the notes were issued, a Beneficial Conversion Feature was created. The convertible notes were fully discounted at time of issuance and the entire amount of $17,300,000 has been recorded to additional paid-in capital. This discount is being amortized to interest expense over the stated term of the notes. At March 31, 2007, Solar Enertech accreted $282,558 of the discount in relation to the notes, and has accrued $51,863 in interest payable in relation to the notes.

The proceeds from the notes have been discounted for the beneficial conversion feature. All discounts will be amortized over the life of the notes. As of March 31, 2007, the stock has not been issued. A summary of the notes is as follows:

Gross proceeds from notes	$17,300,000
Less: beneficial conversion feature	(17,300,000)
Add: amortization of discounts	282,558
Carrying amount of notes on March 31, 2007	$282,558

NOTE 7 – EQUITY TRANSACTIONS

Common stock issued for cash

In November 2006, Solar Enertech sold 2,500,000 units at $0.60 per unit, for net proceeds of $1,500,000. Each unit consisted of one common share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $1.00, expiring November 28, 2007. In March 2007, Solar Enertech paid $420,000 to its placement agent as the commission.

Warrants

Summary information regarding warrants is as follows:

						Weighted
					Weighted Average	Average
	# of Warrants		Exercise	Number Outstanding	Remaining	Exercise
	Issued	Expiry	Price	as at March 31, 2007	Contractual Life	Price
Issued, 05-May-06 to	6,107,000	30-Apr-07 to 29-Nov-07	$1.00	6,107,000
29-Nov-06
Issued, 07-Mar-07	7,246,377	7-Mar-12	$1.21	7,246,377
Issued, 07-Mar-07	507,247	7-Mar-12	$0.69	507,247
Issued, 20-Mar-07	21,578,949	20-Mar-12	$0.90	21,578,949
Issued, 20-Mar-07	1,510,528	20-Mar-12	$0.57	1,510,528
	36,950,101			36,950,101	4.21 years	$0.96

The relative fair value of the warrants amounted to $1,106,000 and was estimated using the Black-Scholes stock price valuation model with the following assumptions: i) Expected share price volatility of 80.21%; ii) Risk free interest rate of 4.5%; iii) Expected weighted average life – 1 year; and iv) No dividend yield.

Options

Summary information regarding options is as follows:

						Options Outstanding
						Weighted
					Number	Average	Weighted
	# of				Outstanding	Remaining	Average
	Options		Exercise		as at March	Contractual	Exercise
	Granted	Expiry	Price	Exercised	31, 2007	Life (year)	Price
Granted to Leo Young, March 1,	36,000,000	10-Feb-10	$0.0001	10,750,000	25,250,000	2.71	$0.0001
2006

Granted to Frank Fang Xie,	1,500,000	10-Feb-10	$0.0001	-	1,500,000	0.16	$0.0000
March 1, 2006

	37,500,000			10,750,000	26,750,000	2.87 years	$0.0001

The options held by Mr. Young include 14,250,000 which were exercisable as of March 31, 2007. All of the options held by Mr. Xie were exercisable as of March 31, 2007.

The fair value of the options granted under the option agreements was estimated at $7,902,253 using the Black-Scholes stock price valuation model with the following assumptions: i) Expected share price volatility of 80.21%; ii) Risk free interest rate of 4.65%; iii) Expected weighted average life - 4 years; and iv) No dividend yield.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Capital investments

Pursuant to a joint research and development laboratory agreement with Shanghai University, dated December 15, 2006 and expiring on December 15, 2016, Solar Enertech is committed to fund the establishment of laboratories and completion of research and development activities, as follows:

Minimum
Fiscal Year	Capital
Ending	Investments

2007	$1,454,167
2008	999,888
2009	827,493
2010	943,860
2011	245,662

$4,471,070

The agreement is for shared investment in research and development on fundamental and applied technology in the fields of semi-conductive photovoltaic theory, materials, cells and modules. The agreement calls for Shanghai University to provide equipment, personnel and facilities for joint laboratories. Solar Enertech will provide funding, personnel and facilities for conducting research and testing. Research and development achievements form this joint research and development agreement will be available to both parties. Solar Enertech is entitled to intellectual property rights including copyrights and patents obtained as a result of this research.

Expenditures under his agreement will be accounted for as research and development expenditures under Statement of Financial Accounting Standard #2 – ‘Accounting for Research and Development Costs’ and expensed as incurred.

NOTE 9 - RESTATEMENTS

Solar Enertech recently determined that it did not account for a derivative liability related to its convertible notes payable in its previously issued financial statements as of and for the quarter ended March 31, 2007 as more fully described in Note 7

Our consolidated financial statements for the period from inception (July 7, 2004) through March 31, 2007 have been restated for the changes described above. The impact of the adjustments relating to these transactions on the consolidated balance sheet as of March 31, 2007 and the statements of operations for the three months ended March 31, 2007 and the period from inception (July 7, 2004) through March 31, 2007 are summarized below:

SOLAR ENERTECH CORP.
(Formerly Safer Residence Corporation)
(A Development Stage Company)

Consolidated Financial Statements
September 30, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Solar Enertech Corp.
(A Development Stage Company)
Menlo Park, California

We have audited the accompanying consolidated balance sheets of Solar Enertech Corp. (a development stage company) as at September 30, 2006 and the related consolidated statements of operations, cash flows, and stockholders’ equity for the period from July 7, 2004 (inception) through to September 30, 2006. The financial statements for the period from July 7, 2004 (inception) through September 30, 2005, were audited by other auditors whose reports expressed unqualified opinions on those statements. The financial statements for the period July 7, 2004 (inception) through September 30, 2005, include total revenues and net loss of $0 and $50,407, respectively. Our opinion on the statements of operations, stockholders' equity, and cash flows for the period July 7, 2004 (inception) through September 30, 2006, insofar as it relates to amounts for prior periods through September 30, 2005, is based solely on the report of other auditors. These financial statements are the responsibility of Solar Enertech’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the audit report of the other auditors, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Solar Enertech as of September 30, 2006, and the results of its operations and its cash flows for the year then ended and for the period from July 7, 2004 (inception) through to September 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 14 to the consolidated financial statements, errors resulting in understatements of stock-based compensation and additional paid in capital were discovered by management in April 2007. Accordingly, adjustments have been made as of September 30, 2006, to correct the error.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

December 21, 2006
Except for Note 14 which is dated April 16, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Safer Residence Corporation

We have audited the accompanying balance sheet of Safer Residence Corporation as at September 30, 2005 and the related statements of operations, cash flows, and stockholders’ equity for the year ended September 30, 2005, and for the cumulative period from July 7, 2004 (date of inception) to September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2005 and the results of its operations and its cash flows for the periods indicated in conformity with United States generally accepted accounting principles.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has accumulated a deficit of $50,407 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its business activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada

“Morgan & Company”
November 23, 2005	Chartered Accountants

Solar Enertech Corp.
(Formerly Safer Residence Corporation)
A Development Stage Company
Consolidated Balance Sheets

	September 30,	September 30,
	2006	2005
	(Restated)
ASSETS

Current
Cash and cash equivalents	$2,798,957	$48,401
Prepaid expenses and advances	40,577	-
Total current assets	2,839,534	48,401

Equipment, net	18,751	7,592
Plant being developed for our own use	790,036	-
Deposits	572,416	-

Total assets	$4,220,737	$55,993

LIABILITIES and STOCKHOLDERS' EQUITY

Current
Accounts payable and accrued liabilities	$64,766	$3,400
Accounts payable and accrued liabilities, related parties	58,168	-
Demand note payable to a related party	450,000	-
Demand notes payable	600,000	-
Total current liabilities	1,172,934	3,400

STOCKHOLDERS' EQUITY
Capital stock
Common - 200,000,000 shares authorized at $0.001 par value
76,307,012 and 136,400,000 shares issued and outstanding
at September 30, 2006 and 2005, respectively	76,307	136,400
Additional paid in capital	11,537,454	(33,400)
Other comprehensive loss	(3,995)	-
Deficit accumulated during development stage	(8,561,963)	(50,407)
Total stockholders' equity	3,047,803	52,593

Total liabilities and stockholders' equity	$4,220,737	$55,993

The accompanying notes are an integral part of these consolidated financial statements.

Solar Enertech Corp.
(Formerly Safer Residence Corporation)
A Development Stage Company
Consolidated Statements of Operations

	For the Year Ended	For the Year Ended
	September 30,	September 30,	Cumulative from July 7,
			2004 (Inception) to
	2006	2005	September 30, 2006
	(Restated)		(Restated)

Expenses
Selling, general and administrative expenses	8,505,927	-	8,505,927
Total expenses	8,505,927	-	8,505,927

Other income (expenses)
interest income	8,493		8,493

Loss from continuing operations	(8,497,434)	-	(8,497,434)

Loss from discontinued operations	(14,122)	(47,706)	(64,529)

Net loss	$(8,511,556)	$(47,706)	$(8,561,963)

Net loss per share - basic and diluted

Continuing operations	$(0.12)	$(0.00)
Discontinued operations	$(0.00)	$(0.00)
Net loss	$(0.12)	$(0.00)

Weighted Average Shares Outstanding	73,666,329	104,768,219

The accompanying notes are an integral part of these consolidated financial statements.

Solar Enertech Corp.
(Formerly Safer Residence Corporation)
A Development Stage Company
Consolidated Statements of Stockholders' Equity (Restated)
For the period from July 7, 2004 [Inception] to September 30, 2006

			Additional	Other	Accumulated	Total
	Common Stock		Paid-In	Comprehensive	Deficit during	Stockholders'
	Number	Amount	Capital	Income	Development Stage	Equity

Balance, at inception	-	$-	$-	$-	$-	$-
Stock issued for cash	101,200,000	101,200	(78,200)			23,000
Net loss from inception (July 7, 2007) to September 30, 2004					(2,701)	(2,701)
Balance, September 30, 2004	101,200,000	101,200	(78,200)	-	(2,701)	20,299
Stock issued for cash	35,200,000	35,200	44,800			80,000
Net loss for the year ended September 30, 2005					(47,706)	(47,706)
Balance, September 30, 2005	136,400,000	136,400	(33,400)	-	(50,407)	52,593

Stock returned to treasury (no cost) in connection with change in control	(63,699,988)	(63,700)	63,700			-
Stock based compensation			7,872,637			7,872,637
Stock issued for cash	3,607,000	3,607	3,603,393			3,607,000
Imputed interest on related party note			31,124			31,124
Currency translation adjustment				(3,995)		(3,995)
Net loss for the year ended September 30, 2006					(8,511,556)	(8,511,556)
Balance, September 30, 2006	76,307,012	$76,307	$11,537,454	$(3,995)	$(8,561,963)	$3,047,803

The accompanying notes are an integral part of these consolidated financial statements.

Solar Enertech Corp.
(Formerly Safer Residence Corporation)
A Development Stage Company
Consolidated Statements of Cash Flows

	For the Year Ended	For the Year Ended	Cumulative from July
	September 30,	September 30,	7, 2004 (Inception) to
	2006	2005	September 30, 2006
	(Restated)		(Restated)
Cash Flows from Operating Activities
Net loss	$(8,511,556)	$(47,706)	$(8,561,963)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	3,534	400	3,934
Stock based compensation	7,872,637	-	7,872,637
Changes in:
Prepaid expenses	(40,577)	-	(40,577)
Accounts payable and accrued expenses	61,369	1,900	64,769
Accounts payable and accrued expenses, related parties	41,973	-	41,973
Cash Flows Used in Operating Activities	(572,620)	(45,406)	(619,227)

Cash flows from Investing Activities
Acquisition of equipment	(14,693)	(7,992)	(22,685)
Deposits	(572,416)	-	(572,416)
Leasehold improvements - plant	(742,720)	-	(742,720)
Cash Flows Used in Investing Activities	(1,329,829)	(7,992)	(1,337,821)

Cash flows from Financing Activities
Proceeds from note payables	600,000	-	600,000
Proceeds from advances from a related party	450,000	-	450,000
Proceeds from issue of common stock	3,607,000	80,000	3,710,000
Cash Flows Provided by Financing Activities	4,657,000	80,000	4,760,000

Effect of Exchange Rates on Cash	(3,995)	-	(3,995)

Net Increase in Cash	2,750,556	26,602	2,798,957

Cash, Beginning of Period	48,401	21,799	-

Cash, End of Period	$2,798,957	$48,401	$2,798,957

SUPPLEMENTAL CASH DISCLOSURES
Cash paid for:
Income taxes	$-	$-	$-
Interest	$-	$-	$-

SUPPLEMENTAL NON-CASH DISCLOSURES

Capitalized interest related to leasehold improvements - plant	$47,316	$-	$47,316

The accompanying notes are an integral part of these consolidated financial statements.

SOLAR ENERTECH CORP.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2006

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Solar Enertech Corp. (formerly Safer Residence Corporation) was incorporated in Nevada, United States of America, on July 7, 2004. To facilitate a change in focus from providing customers with home security assistance services to the solar energy industry, on March 27, 2006 Safer Residence both incorporated (Colorado) and merged with Solar Enertech Corp., its wholly-owned inactive subsidiary. On April 7, 2006, the Company changed its name to Solar Enertech Corp.

On July 18, 2006, Solar Enertech executed an agency agreement with Infotech (Shanghai) Solar Technologies Ltd., effective April 10, 2006, to engage in business in China. By contracting with a company that had already been incorporated in China as its agent, Solar Enertech saved the time associated with incorporating a subsidiary and obtaining a business license in China. Infotech is controlled through a Hong Kong company by Solar’s President. See additional disclosures related to this agency agreement in Note 2 below.

Solar Enertech is in the development stage and has not yet realized any revenues from its intended operations. As of September 30, 2006, it has incurred cumulative net losses of $8,561,963 and has working capital of approximately $1,666,600.

Solar Enertech expects to continue to incur substantial losses as it executes its business plan and does not expect to attain profitability in the near future. Solar Enertech has accumulated deficits during the development stage in the amounts of $8,561,963 and $50,407 as of September 30, 2007 and 2006, respectively. Since its inception, Solar Enertech has funded operations through short-term borrowings and equity investments in order to meet its strategic objectives. Solar Enertech’s future operations are dependent upon external funding and its ability to bring its plant into commercial production, realize sales and control expenses. Management believes that sufficient funding will be available from additional borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for the next 12 months. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its business operation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of accounting

These consolidated financial statements have been prepared in United States dollars and in accordance with accounting principles generally accepted in the United States of America, and include the accounts of Solar Enertech and its wholly-controlled variable interest entity, Infotech (Shanghai) Solar Technologies Ltd. All material intercompany accounts and transactions have been eliminated.

Infotech, as a variable interest entity (“VIE”), is defined as an entity with an ownership, contractual or other financial interest held by a primary beneficiary that is determined by control attributes other than majority voting interest. Solar Enertech is the primary beneficiary of Infotech per the contractual terms of the Agency Agreement described in note 1. Solar Enertech is obligated to absorb a majority of the risk of loss from the VIE's activities and is entitled to receive a majority of the VIE's residual returns. Upon consolidation, the primary beneficiary generally must initially record all of the VIE's assets, liabilities and non-controlling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest.

The agency agreement between Solar Enertech and Infotech was executed on April 10, 2006 and appoints Infotech as Solar’s agent to carry out all business transactions as directed by Solar but to have no authority to conduct any transactions other than those authorized by Solar. Solar has committed to provide all funds required for Infotech to execute authorized transactions with no compensation to the agent for this service.

While Infotech is not a subsidiary of Solar Enertech, under Chinese law, funds held by Infotech for the operation of the business of Solar Enertech can be transferred from Infotech to Solar Enertech pursuant to an existing agreement signed by both parties such as the existing Agency Agreement. We are not aware of any significant restrictions on the ability of Infotech to transfer funds relating to the operation of the business of Solar Enertech to Solar Enertech.

All of Solar’s business activities conducted in China are carried out by Infotech. As of September 30, 2006 total assets held by Infotech as agent for Solar Enertech amounted to $3,523,766.The activities during this period consist primarily of construction of the manufacturing plant being developed as agent for Solar Enertech. Infotech’s operations for the year ended September 30, 2006 included the payment of selling, general and administrative expenses as agent for Solar Enertech amounting to $350,685. Infotech’s only debt consists of advances from Solar Enertech as its agent. Solar Enertech’s creditor have the same recourse against the assets held by Infotech as agent for Solar Enertech as if they were held by Solar Enertech.

Development stage company

As defined by SFAS No. 7, Consolidated Financial Statements, Solar Enertech has been in the development stage since its formation on July 7, 2004, and has not yet realized any revenues from its planned operations. Solar Enertech is devoting substantially all of its present efforts towards the start-up of its solar cell manufacturing plant located in Shanghai, China.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents are defined as cash on hand, demand deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash within ninety days of deposit.

Currency and foreign exchange

Solar Enertech determined its functional currency is the Renminbi as substantially all of its operations are in China. Solar Enertech’s reporting currency is U.S. dollars.

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation, and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. As of September 30, 2006, the exchange rate for the Chinese Renminbi (RMB) was $1.00 U.S. for 7.9087 RMB.

Although the economic situation in China has remained relatively stable in recent years, a return to higher levels of inflation, and currency fluctuations could adversely affect Solar Enertech's operations. The devaluation or valuation of the Chinese Renminbi in relation to the U.S. dollar may have significant effects on Solar Enertech's consolidated financial statements.

Property and equipment, net

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is recorded on a straight-line basis over its estimated useful lives of the assets, or over the term of the lease, as follows:

Furniture and equipment	5 years

Expenditures for maintenance and repairs that do not improve or extend the lives of the related assets are expensed to operations, while major repairs that do not improve or extend the lives of the related assets are expensed to operations, while major repairs are capitalized.

Loss per share

In February 2006, Solar Enertech effected a 44-for-one stock split. Previously reported share and earnings per share amounts have been restated since inception. The basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is not presented because it is anti-dilutive. At September 30, 2006, there were warrants to purchase 3,607,000 shares of common stock which could potentially dilute future earnings per share.

Interest cost capitalized

Solar Enertech capitalizes interest costs incurred on funds used to construct property, plant, and equipment. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset’s estimated useful life. Interest cost capitalized was $47,316 and $0 in 2006 and 2005, respectively. There were no interest costs charged to operations in 2006 and 2005.

Impairment of long lived assets

Solar Enertech reviews its long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such factors and circumstances exist, management compares the projected undiscounted future cash flows associated with the future use and disposal of the related asset or group of assets to their respective carrying amounts. Impairment, if any, is measured as the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. As of September 30, 2006, management expects those assets related to its continuing operations to be fully recoverable.

Income taxes

Solar Enertech files federal and state income tax returns in the United States for its U.S. operations, and files separate foreign tax returns for its foreign subsidiary in the jurisdictions in which this entity operates. Solar Enertech accounts for income taxes under SFAS No. 109, Accounting for Income Taxes.

Under SFAS No.109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between their financial statement carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Stock-based Compensation

On January 1, 2006, Solar Enertech began recording compensation expense associated with stock options and other forms of equity compensation in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payment, as interpreted by SEC Staff Accounting Bulletin No. 107. Prior to January 1, 2006, Solar Enertech had accounted for stock options according to the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and therefore no related compensation expense was recorded for awards granted with no intrinsic value. Solar Enertech adopted the modified prospective transition method provided for under SFAS No. 123R, and, consequently, has not retroactively adjusted results from prior periods. Under this transition method, compensation cost associated with stock options recognized in the first quarter of fiscal 2006 includes the quarterly amortization related to the remaining unvested portion of all stock option awards granted prior to January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123.

NOTE 3 - FINANCIAL INSTRUMENTS

Credit risk

Solar Enertech maintains cash deposits with financial institutions, which from time to time may exceed federally insured limits. Solar Enertech has not experienced any losses in connection with these deposits and believes it is not exposed to any significant credit risk from cash. At September 30, 2006, Solar Enertech had approximately $2,500,000 in excess of insured limits.

Fair values

Solar Enertech has various financial instruments, including cash and cash equivalents, receivables, accounts payable and accrued liabilities and amounts due to or from a related party. Unless otherwise noted, these monetary assets and liabilities are stated at amounts that approximate their fair values.

Foreign exchange risk

Solar Enertech may be subject to significant currency risk due to the fluctuations of exchange rates between the Chinese Renminbi and the United States dollar.

NOTE 4 – DEPOSITS

At September 30, 2006, there were $572,416 in deposits for machinery and plant equipment.

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

Solar Enertech amortizes its assets over their estimated useful lives. A summary is as follows:

		Accumulated	Net Book
	Cost	Depreciation	Value

Property and equipment	22,695	(3,944)	18,751
Leasehold improvements - plant	790,036	-	790,036
	812,731	(3,944)	808,787

As of September 30, 2006 the plant being developed for our own use was still under construction, therefore, depreciation has not commenced on this asset.

NOTE 6 - RELATED PARTY TRANSACTIONS

Management fees

On March 1, 2006, Solar Enertech entered into a contract for management services with a director and officer requiring the payment of $3,000 per month for two years and expiring on February 28, 2008. This commitment can be terminated by either Solar Enertech or the director with 30 days’ notice.

As of September 30, 2006, $21,000 was accrued to this director for management fees. This amount is included in the accounts payable and accrued liabilities, related party on the balance sheet.

Effective March 15, 2006, the Company entered into a verbal agreement for management services with a director, requiring the payment of $2,529 per month. Upon Solar Enertech reaching the break-even point, the monthly fees will be increased to $5,058. The agreement has no fixed term.

Due to a related party

During the year ended September 30, 2006, a company controlled by a director and officer has advanced funds to Solar Enertech by incurring pre-operating expenditures on behalf of Solar Enertech. These advances totaling $37,200 do not have specific repayment terms and are included in the accounts payable and accrued liabilities, related party on the balance sheet.

Due from a related party

During the year ended September 30, 2006, funds were advanced to Solar Enertech via the bank account of a company controlled by a director and officer of the Company. At September 30, 2006, approximately $12,600 of the funds had not yet been forwarded to Solar Enertech’s account, and was therefore owed to Solar Enertech. This amount is included in the accounts payable and accrued liabilities, related party on the balance sheet, and therefore reduces the fees and advances otherwise due to this related party as described in note 6.

Subsequent to year end, these funds were transferred in full to Solar Enertech’s bank account.

Note payable

On February 9, 2006, $450,000 was borrowed from a company controlled by a director and officer of Solar Enertech. The note is due on demand and is included in note payable to a related party on the balance sheet. Subsequent to demand for payment, any arrears in payment of the principal amount will bear interest at 10% per annum. Solar Enertech calculated imputed interest at 10% on the note, totaling $31,124 (see note 7). The imputed interest was capitalized in accordance with Solar Enertech’s policy of capitalizing interest costs incurred on funds used to construct property, plant and equipment.

NOTE 7 - NOTES PAYABLE

On May 8, 2006 and July 3, 2006, Solar Enertech borrowed $100,000 and $500,000, respectively, from third parties under demand notes with interest at 10% per year. Accrued interest on both notes of $16,192 is included in accrued liabilities on the consolidated balance sheet. The accrued interest was capitalized in accordance with Solar Enertech’s policy of capitalizing interest costs incurred on funds used to construct property, plant and equipment.

NOTE 8 – INCOME TAXES

As of September 30, 2006, Solar Enertech had $325,000 of U.S. federal and state net operating losses available to offset future taxable income which, if not utilized, begin expiring in 2025. In addition, Solar Enertech had $340,000 of foreign net operating losses related to Solar Enertech ’s operations in China. Current Chinese tax legislation imposes a five-year time limit for the utilization of the losses against future taxable profits. The tax rate in China is generally 30% but certain locations are designated special economic zones, including Shanghai, which subject production companies to a lower rate of 15%. Pre-operating expenses must be capitalized but amortized over 5 years. Solar Enertech files its income tax return on a non-consolidated company basis as U.S. tax rules prohibits the consolidation of its foreign subsidiaries.

Under the Tax Reform Act of 1986, the utilization of a corporation’s net operating loss carry forward is limited following a greater than 50% change in ownership. Due to prior transactions, a portion of Solar Enertech’s net operating loss carryforwards are subject to an annual limitation. Any unused annual limitation may be carried forward to future years for the balance of the net operating loss carry forward period.

The net deferred tax asset generated by the loss carryforward has been fully reserved. The components of deferred tax assets and liabilities at September 30, 2006 and 2005 are as follows:

	United States		China
	2006	2005	2006	2005
Deferred tax asset:
Net operating loss	$110,000	$17,640	$51,000	$0
carryforward
Less: valuation allowance	(110,000)	(17,640)	(51,000)	0

Net deferred tax asset	$0	$0	$0	$0

NOTE 9 - DISCONTINUED OPERATIONS

In March 2006, Solar Enertech discontinued its development-stage efforts to provide customers with home security assistance services. There were no revenues reported in discontinued operations during the year ended September 30, 2006. A loss of $14,122 was incurred in discontinued operations, as a result of operating expenses related to home security services as described above. Amounts related to discontinued operations included in prior period financial statements presented herein have been reclassified to conform to the current period presentation.

NOTE 10 – CAPITAL STOCK

Forward stock split

On February 24, 2006, 3 previous directors returned 1,447,727 (pre-forward stock split) common shares for no consideration. On February 27, 2006, Solar Enertech forward split its issued common shares on the basis of forty-four new shares for one old share. The number of shares referred to in these consolidated financial statements has been restated to give retroactive effect on the forward stock split.

On March 1, 2006, Solar Enertech increased its authorized capital stock from 75,000,000 to 200,000,000 common shares.

Common stock issued for cash

During the period from May 2006 to September 30, 2006, Solar Enertech sold 3,607,000 units at $1.00 per unit, for net proceeds of $3,607,000. Each unit consisted of one common share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $1.60, expiring on various dates ranging from April 30, 2007 to September 20, 2007.

In November 2006, Solar Enertech repriced all 3,607,000 warrants that were outstanding at September 30, 2006, from $1.60 to $1.00 per warrant for the remainder of the warrants’ terms.

Subsequent to year end, Solar Enertech received subscriptions for 2,500,000 units at $0.60 per unit. Each unit consisted of one common share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $1.00, expiring one year from the date of issuance.

Warrants

The initial allocation of proceeds from the sale of the 3,607,000 capital stock units to the share purchase warrants of based on relative fair value of $1,106,000 was estimated using the Black-Scholes stock price valuation model with the following assumptions: i) Expected share price volatility of 80.21%; ii) Risk free interest rate of 4.5%; iii) Expected weighted average life – 1 year; and iv) No dividend yield.

Subsequent to year-end Solar Enertech adopted to reprice all of the warrants that were outstanding at September 30, 2006, being 3,607,000 warrants, from $1.60 to $1.00 per warrant for the remainder of the warrants’ terms (note 12). Consequently, the relative fair value attributed to the warrants changed from $1,106,000 to $1,481,000 using the same assumptions used at the date of grant.

Subsequent to year end, Solar Enertech received subscriptions for 2,500,000 units at $0.60 per unit. Each unit consists of one common share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $1.00, expiring one year from the date of issuance.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Lease obligations

Solar Enertech has an operating lease for a plant, with a term of three years from February 20, 2006 to February 19, 2009 at a monthly payment of $16,913. It is renewable every 3 years with an adjustment in rental fee not to exceed 5% of the total rent of the previous year (3-year period).

Solar Enertech also has an operating lease for office space with a term of two years from May 16, 2006 to May 15, 2008 at a monthly payment of $5,195. Effective October 1, 2006, the space was increased and the monthly payment increased to $6,573 for the remainder of the term. The lease can be renewed with an advance notice of three months with possibility of rent adjustment. No termination is allowed in the agreement.

Solar Enertech also leases office space in California as corporate headquarters, at a monthly cost of $1,050 until June 30, 2007.

Minimum payments under these leases are as follows:

Minimum
Fiscal Year Ending	Payments

2007	$287,272
2008	$256,531
2009	$79,267
$623,070

Management and consulting agreements

In addition to the lease agreements for plant and office, Solar Enertech has property management contracts for the plant and office at monthly fees of $1,060 and $910, respectively.

On May 1, 2006, Solar Enertech entered into a contract for investor relations services requiring the payment of $10,000 per month expiring on April 30, 2008. This commitment can be terminated by either party with 90 days’ written notice.

On March 1, 2006, Solar Enertech entered into a contract for management services with a director and officer requiring the payment of $3,000 per month for a period of two years, expiring on February 28, 2008. This commitment can be terminated by either Solar Enertech or the director with 30 days’ notice.

Effective March 15, 2006, the Company entered into a verbal agreement for management services with a director, requiring the payment of 20,000 RMB per month. Upon Solar Enertech reaching the break-even point, the monthly fees will be increased to 40,000 RMB. The agreement has no fixed term.

NOTE 12 - FOREIGN OPERATIONS

Solar Enertech identifies its operating segments based on its business activities and geographical locations. Solar Enertech operates within a single operating segment, being the manufacture of solar energy cells.

Solar Enertech operates in the United States and in China. Substantially all of Solar Enertech's assets are located in China.

	September 30,	September 30,
	2006	2005
	(Restated)
Interest income
China	$8,493	$-

Expenses
China	308,826	-
United States	8,197,101	-
Loss from continuing operations	8,497,434	-

Loss from discontinued
operations
United States	14,122	47,706

Net loss	$8,511,556	$47,706

Long-lived assets:
China	$803,592	$-
United States	5,195	7,592
Total long-lived assets	$808,787	$7,592

NOTE 13 - SUBSEQUENT EVENTS

In October and November 2006, approximately $12,600 of Solar Enertech’s funds that had not yet been forwarded from an account held by a company controlled by a director and officer of the Company were transferred in full to the Company’s Agent bank account.

In November 2006, Solar Enertech received subscriptions for 2,500,000 units at $0.60 per unit. Each unit consisted of one common share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $1.00, expiring one year from the date of issuance.

In November 2006, Solar Enertech adopted to reprice all of the warrants that were outstanding at September 30, 2006, being 3,607,000 warrants, from $1.60 to $1.00 per warrant for the remainder of the warrants’ term.

NOTE 14 - RESTATEMENTS

Solar Enertech recently determined that it did not account for two option agreements, and it did not account for the transfers of shares from an officer who is also a major shareholder to certain of the Company's employees. Accordingly, Solar Enertech has amended its consolidated financial statements to include stock-based compensation charges.

Under an agreement dated March 1, 2006, the current President and CEO of the Company has the option to purchase a total of 36,000,000 shares of common stock directly from such former officer at a price of $0.0001 per share until February 10, 2010. The options granted under the agreement vest in 3 equal installments over a period of 3 years, with the first installment vesting on March 1, 2006, and the remaining options vesting on March 1, 2007 and March 1, 2008, respectively.

Additionally, under another agreement dated March 1, 2006, a current director has the right and option to purchase a total of 1,500,000 shares of common stock of the Company directly from such former officer at a price of $0.0001 per share until February 10, 2010. The options granted under the agreement vested immediately.

In July 2006, the President and CEO exercised a portion of his option and acquired 10,750,000 shares of common stock from the former officer and subsequently transferred 5,750,00 shares to several employees and one director. The fair value of the shares transferred was $7,820,000, using the market price at time of transfer.

Solar Enertech has corrected these errors and recorded stock-based compensations charges as follows:

  The fair value of the options granted under the option agreements was estimated at $82,253 using the Black-Scholes stock price valuation model with the following assumptions: i) Expected share price volatility of 80.21%; ii) Risk free interest rate of 4.65%; iii) Expected weighted average life - 4 years; and iv) No dividend yield. For the year ended September 30, 2006, Solar Enertech recorded compensation expense of $52,637 in relation to the grant these options;
  The fair value of the shares transferred to employees was $7,820,000, using the market price at time of transfer.

Summary information regarding options is as follows:

						Options Outstanding		Options Exercisable
						Weighted
					Number	Average	Weighted		Weighted
					Outstanding as	Remaining	Average	Number Vested	Average
	# of Options		Exercise		at September	Contractual	Exercise	as at September	Exercise
	Granted	Expiry	Price	Exercised	30, 2006	Life (year)	Price	30, 2006	Price

Granted to Leo Young, March 1, 2006	36,000,000	10-Feb-10	$ 0.0001	10,750,000	25,250,000	3.18	$ 0.0001	13,250,000	$ 0.0001

Granted to Frank Fang Xie, March 1, 2006	1,500,000	10-Feb-10	$ 0.0001	-	1,500,000	0.19	$ 0.0000	1,500,000	$ 0.0000

	37,500,000			10,750,000	26,750,000	3.37 years	$ 0.0001	14,750,000	$ 0.0001

Our consolidated financial statements for the period from inception (July 7, 2004) through September 30, 2006 have been restated for the changes described above. The impact of the adjustments relating to these transactions on the consolidated balance sheet as of September 30, 2006 and the statements of operations for the year ended September 30, 2006 and the period from inception (July 7, 2004) through September 30, 2006 are summarized below:

	As Previously
	Reported	Adjustment	As Restated
Balance Sheet
Additional paid in capital	$3,664,817	$7,872,637	$11,537,454
Deficit accumulated during development stage	(689,326)	(7,872,637)	(8,561,963)

Statement of Operations
For the Year ended September 30, 2006
Stock based compensation	-	7,872,637	7,872,637
Net loss	(638,919)	(7,872,637)	(8,511,556)

Weighted Average Shares Outstanding	73,666,329	73,666,329	73,666,329
Net loss per share - Continuing operations	$(0.01)	$(0.11)	$(0.12)

Statement of Operations
From inception (July 7, 2004) through September 30, 2006
Stock based compensation	-	7,872,637	7,872,637
Net loss	(689,326)	(7,872,637)	(8,561,963)

            No person is authorized to give any information or to make any representation not contained or incorporated by reference in this prospectus, and any information or representation not contained or incorporated by reference herein must not be relied upon as having been authorized by Solar Enertech Corporation, or the selling shareholders. This prospectus does not constitute an offer of any securities other than the registered securities to which it relates or an offer to any person in any jurisdiction where such an offer would be unlawful. Neither the delivery of this prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Solar Enertech Corporation, or its subsidiaries since the date hereof.

		18,009,365 Shares SOLAR ENERTECH
		CORPORATION

		Common Stock

		PRELIMINARY PROSPECTUS
TABLE OF CONTENTS

Prospectus Summary	6
Risk Factors	20
Cautionary Statement Regarding Forward Looking Statements	28
Use of Proceeds	28
Selling Security Holders
Plan of Distribution	44
Legal Proceedings	39
Directors, Executive Officers, Promoters and Control Persons	39
Security Ownership of Certain Beneficial Owners and Management	46
Description of Securities	47
Interest of Named Experts and Counsel
Certain Relationships and Transactions and Corporate Governance
Description of Business
Management’s Discussion and Analysis or Plan of Operation	29
Description of Property
Market for Common Equity and Related Shareholder Matters	28
Executive Compensation	44
Where You Can Find Further Information	50
Experts	51
Transfer Agent	51
Index to Financial Statements	F-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

            Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

            (a)      is not liable pursuant to Nevada Revised Statute 78.138, or

            (b)      acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

            (a)      is not liable pursuant to Nevada Revised Statute 78.138, or

            (b)     acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

            To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

            Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

            Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

  the creation of a trust fund

  the establishment of a program of self-insurance

  the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation the establishment of a letter of credit, guaranty or surety

            No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

            Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

            (a)      by the shareholders,

            (b)      by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding,

            (c)      if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

            (d)      if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

            Our bylaws also include indemnification provisions. Section 10 of our bylaws states that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is or was a director or is or was serving at our request as a director, officer, employee, or agent of another enterprise, shall be indemnified and held harmless by us to the fullest extent provided by law. This indemnity covers all expense, liability and loss (including attorneys’ fees) reasonably incurred by such person in connection with such proceeding and inures to the benefit of his heirs, executors and administrators. We must indemnify any such person seeking indemnification in connection with a proceeding initiated by him only if such proceeding was authorized by our board of directors. Our bylaws allow us to pay expenses incurred in defending any such proceeding in advance of a final disposition, so long as our Board of Directors shall not have adopted a resolution expressly disapproving of such an advance. We may also provide indemnification and pay expenses in advance of the final disposition of a proceeding to officers, employees and agents on the same terms and with the same scope and effect as the provisions governing the indemnification of directors. Our bylaws also permit us to purchase and maintain insurance on behalf of any person who is or was our director or officer or who was serving at our request as a director of officer of another enterprise.

Item 25. Other Expenses of Issuance and Distribution.

            The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

SEC Filing Fee	$1028
Printing Expenses*	$1000
Accounting Fees and Expenses*	$20,000
Legal Fees and Expenses	$50,000
Blue Sky Fees and Expenses*	$2,000
Registrar and Transfer Agent Fee*	$1,000
Miscellaneous*	$1,972

Total*	$78,000

            * Estimated

Item 26.    Recent Sales of Unregistered Securities

                   Effective February 27, 2006, the registrant forward split its issued common stock on the basis of forty-four new shares for one old share. The number of shares referred to in the following discussion have been restated wherever applicable, except where noted, to give retroactive effect on the forward stock split.

                   On July 7, 2004 the registrant issued 1,700,000 pre-split shares of our common stock to Ms. Jean Blanchard, a founder, in exchange for $17,000. The shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.. There was no form of general solicitation or general advertising undertaken and, as the founder, the acquirer occupied a status that afforded her effective access to the information registration would otherwise provide.

                   On August 19, 2004, the registrant issued 600,000 pre-split shares of common stock at a price of $0.01 per share to two individuals for $6,000. The shares were issued in reliance on the exemption provided by Rule 504 of Regulation D. At the time of the offering the registrant was not subject to the requirements of section 13 or 15(d) of the Exchange Act, there was no form of general solicitation or general advertising undertaken and the offering was for less than $1,000,000.

                   The following offerings were all made in reliance on Regulation S of the Securities Act of 1933. The offers and sales were all made in offshore transactions and no directed selling efforts were made in the U.S. by the registrant, a distributor, the affiliates of the registrant or a distributor or any person acting on their behalf. All of the information below gives effect to the forward split that was effective on February 27, 2006.

                   On May 1, 2006, the registrant issued 500,000 units at $1.00 per unit, for net cash proceeds of $500,000. Each unit consisted of one share of common stock and one common share purchase warrant entitling the holder to acquire an additional share of common stock at an exercise price of $1.60. The warrants expire on April 30, 2007.

                   On May 4, 2006, the registrant issued 500,000 units at $1.00 per unit, for net cash proceeds of $500,000. Each unit consisted of one share of common stock and one common share purchase warrant entitling the holder to acquire an additional share of common stock at an exercise price of $1.60. The warrants expire on May 3, 2007.

                   On June 9, 2006, the registrant issued 505,000 units at $1.00 per unit, for net cash proceeds of $505,000. Each unit consisted of one share of common stock and one common share purchase warrant entitling the holder to acquire an additional share of common stock at an exercise price of $1.60. The warrants expire on June 8, 2007.

                   On June 21, 2006, the registrant issued 850,000 units at $1.00 per unit, for net cash proceeds of $850,000. Each unit consisted of one share of common stock and one common share purchase warrant entitling the holder to acquire an additional share of common stock at an exercise price of $1.60. The warrants expire on June 20, 2007.

                   On June 23, 2006, the registrant issued 468,000 units at $1.00 per unit, for net cash proceeds of $468,000. Each unit consisted of one share of common stock and one common share purchase warrant entitling the holder to acquire an additional share of common stock at an exercise price of $1.60. The warrants expire on June 22, 2007.

                   On June 30, 2006, the registrant issued 2,000 units at $1.00 per unit, for net cash proceeds of $2,000. Each unit consisted of one share of common stock and one common share purchase warrant entitling the holder to acquire an additional share of common stock at an exercise price of $1.60. The warrants expire on July 3, 2007.

                   On July 10, 2006, the registrant issued 37,000 units at $1.00 per unit, for net cash proceeds of $37,000. Each unit consisted of one share of common stock and one common share purchase warrant entitling the holder to acquire an additional share of common stock at an exercise price of $1.60. The warrants expire on July 9, 2007.

                   On July 11, 2006, the registrant issued 20,000 units at $1.00 per unit, for net cash proceeds of $20,000. Each unit consisted of one share of common stock and one common share purchase warrant entitling the holder to acquire an additional share of common stock at an exercise price of $1.60. The warrants expire on July 10, 2007.

                   On July 24, 2006, the registrant issued 12,500 units at $1.00 per unit, for net cash proceeds of $12,500. Each unit consisted of one share of common stock and one common share purchase warrant entitling the holder to acquire an additional share of common stock at an exercise price of $1.60. The warrants expire on July 23, 2007.

                   On August 28, 2006, the registrant issued 32,000 units at $1.00 per unit, for net cash proceeds of $32,000. Each unit consisted of one share of common stock and one common share purchase warrant entitling the holder to acquire an additional share of common stock at an exercise price of $1.60. The warrants expire on August 27, 2007.

                   On September 5, 2006, the registrant issued 5,500 units at $1.00 per unit, for net cash proceeds of $5,500. Each unit consisted of one share of common stock and one common share purchase warrant entitling the holder to acquire an additional share of common stock at an exercise price of $1.60. The warrants expire on September 4, 2007.

                   On September 21, 2006, the registrant issued 675,000 units at $1.00 per unit, for net cash proceeds of $675,000. Each unit consisted of one share of common stock and one common share purchase warrant entitling the holder to acquire an additional share of common stock at an exercise price of $1.60. The warrants expire on September 20, 2007.

                   On November 7, 2006, the registrant received subscriptions for the purchase of 2,500,000 units at $0.60 per unit, for net cash proceeds of $1,500,000. Each unit consisted of one common share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $1.00, for one year.

                   On November 10, 2006, the registrant’s Board of Directors resolved to offer to all of its warrant holders a lower exercise price for their warrants. The 3,607,000 warrants outstanding at that time were reduced in exercise price to $1.00 per share.

                   The following securities were sold to institutional and accredited investors in private offerings pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended, inasmuch as the securities were issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

                   On May 8, 2006 and July 3, 2006, the registrant issued two promissory notes, totaling $600,000, to Coach Capital LLC. The promissory notes, in the amounts of $100,000 and $500,000, respectively, accrue interest at the rate of 10% per year and are due on demand.

                   On January 24, 2007 the registrant issued a promissory note in the amount of $100,000 to Thimble Capital Ltd. The promissory note accrues interest at the rate of 10% per year and is payable on demand.

                   The following securities were sold to institutional and accredited investors in private offerings pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended, inasmuch as the securities were issued without any form of general solicitation or general advertising and the acquirers were accredited investors. Knight Capital Markets, LLC, acted as placement agent in connection with the sale of these securities. For its services relating to the private offering that closed on March 7, 2007, Knight Capital Markets, LLC received $498,000 in commissions, an advisory fee of $83,000 and warrants to purchase a total of 912,511 shares of the registrant’s common stock at exercise prices of $0.69 per share for 507,247 shares and $0.57 per share for 405,264 shares. For its services relating to the private offering that closed on March 20, 2007, Knight Capital Markets, LLC received $540,000 in commissions, $450,000 in commissions owed for a prior offering, an advisory fee of $90,000 and warrants to purchase a total of 1,105,263 shares of the registrant’s common stock at an exercise price of $0.57 per share. The registrant also paid legal fees of $40,000 to counsel for Knight Capital Markets, LLC. The registrant received net proceeds from these offerings of approximately $16.4 million after the payment of commissions, fees, and other expenses of the offerings.

                   On March 7, 2007 the registrant sold

  units consisting of $5,000,000 in principal amount of Series A Convertible Notes and warrants to purchase 7,246,377shares of common stock (the “Series A Warrants”) and units consisting of $3,300,000 in principal amount of Series B Convertible Notes and warrants to purchase 5,789,474 shares of common stock (the “Series B Warrants”).

                   The principal amount of the Series A Convertible Notes may be converted at the rate of $0.69 per share for a total of 7,246,377 shares of common stock (which amount does not include shares of common stock that may be issued for the payment of interest). The exercise price of the Series A Warrants is $1.21 per share. There is no requirement that the warrants be exercised.

                   The principal amount of the Series B Convertible Notes may be converted at the rate of $0.57 per share for a total of 5,789,474 shares of common stock (which amount does not include shares of common stock that may be issued for the payment of interest). The exercise price of the Series B Warrants is $0.90 per share. There is no requirement that the warrants be exercised.

                   On March 20, 2007 the registrant sold an additional $9,000,000 in principal amount of Series B Convertible Notes, again in a private offering pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Like the March 7, 2007 offering, the principal amount of the Series B Convertible Notes may be converted at the rate of $0.57 per share for a total of 15,789,474 shares of common stock (which amount does not include shares of common stock that may be issued for the payment of interest). The exercise price of the Series B Warrants is $0.90 per share. There is no requirement that the warrants be exercised.

Item 27.        Exhibits.

            The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit No.	Title

3.1	Articles of Incorporation, incorporated by reference to our SB2 Registration Statement Amendment 7 filed on May 5, 2005, SEC File Number 333-120926.

3.2	By-laws, Incorporated by reference to our SB2 Registration Statement Amendment 7 filed on May 5, 2005, SEC File Number 333-120926.

3.3	Article of Merger filed with the Secretary of State of Nevada, incorporated by reference from Exhibit 3.1 to the Form 8-K filed April 10, 2006.

5	Legal opinion from Richardson & Patel LLP*

10.1	Summary of Lease Agreement between the Company and Shanghai Jin Qiao Technology Park Ltd., incorporated by reference from Exhibit 4.1 to the Form 8-K filed May 12, 2006

10.2	Management agreement with Leo Young, incorporated by reference from Exhibit 10.1 to our Form 8-K filed March 10, 2006.

10.3	Agency Agreement between the Company and its Shanghai Agent dated July 18, 2006, incorporated by reference from Exhibit 10.1 to our Form 8-K/A filed December 18, 2006.

10.4	Letter agreement dated November 1, 2006 between Knight Capital Markets, LLC and the registrant.

10.5	Indemnification agreement dated November 1, 2006 between Knight Capital Markets, LLC and the registrant.*

10.6	Form of Securities Purchase Agreement relating to the offering closed on March 7, 2007, incorporated by reference from Exhibit 10.1 to our Form 8-K filed on March 8, 2007.

10.7	Form of Series A Convertible Note relating to the offering closed on March 7, 2007, incorporated by reference from Exhibit 10.2 to our Form 8-K filed on March 8, 2007.

10.8	Form of Series B Convertible Note relating to the offerings closed on March 7, 2007 and March 20, 2007, incorporated by reference from Exhibit 10.3 to our Form 8-K filed on March 8, 2007.

10.9	Form of Series A Warrant relating to the offering closed on March 7, 2007, incorporated by reference from Exhibit 10.4 to our Form 8-K filed on March 8, 2007.

10.10	Form of Series B Warrant relating to the offerings closed on March 7, 2007 and March 20, 2007, incorporated by reference from Exhibit 10.5 to our Form 8-K filed on March 8, 2007.

10.11	Form of Registration Rights Agreement relating to the offering closed on March 7, 2007, incorporated by reference from Exhibit 10.6 to our Form 8-K filed on March 8, 2007.

10.12	Form of Lock-Up Agreement with Officers and Directors relating to the offering closed on March 7, 2007, incorporated by reference from Exhibit 10.7 to our Form 8-K filed on March 8, 2007.

10.13	Demand Promissory Note dated May 8, 2006 in the amount of $100,000 in favor of Coach Capital LLC.

10.14	Demand Promissory Note dated July 3, 2006 in the amount of $500,000 in favor of Coach Capital LLC.

10.15	Demand Promissory Note dated January 24, 2007 in the amount of $100,000 in favor of Thimble Capital Ltd.

10.16	Reserved

10.17	Reserved

10.18	Letter of Intent dated July 28, 2006 entered into between InfoTech (Shanghai) Solar Technologies, Ltd. and Shanghai University.*

10.19	Joint R&D Laboratory Agreement dated November 2006 between Shanghai University and SolarEnertech (Shanghai) Co., Ltd.

10.20	Conceptual and Architectural Design Agreement dated September 13, 2006 between the registrant and Monsen Design Solutions AB.

10.21	Business Consultant Agreement dated May 1, 2006 between the registrant and Boundary Point Investor Relations, Inc.

10.22	Supply-Purchase Contract between Solar Enertech (Shanghai) Co., Ltd. and Jiangsu Photovaltaic Industry Development Co., Ltd.

10.23	Repayment Agreement dated January 1, 2007 between the registrant and Infotech Essentials, Inc.

10.24	Promissory Note dated February 9, 2006 in the amount of $450,000 in favor of Infotech Essentials, Inc.

10.25	Repayment Agreement dated October 5, 2006 between the registrant and Infotech Essentials, Inc.

10.26	Sales and Service Agreement dated September 23, 2006 between the registrant and Shang Sheng Estate Development, Ltd.*

10.27	Management Agreement dated April 6, 2007 between the registrant and Qizhuang Cai

10.28	Settlement Agreement dated March 9, 2007 between the registrant and Knight Capital Markets, LLC

16	Letter from former principal accountants, Morgan & Company, incorporated by reference from Exhibit 16.1 to our Form 8-K filed December 9, 2006.

23.1	Consent of Malone & Bailey, PC

23.2	Consent of Morgan & Company, Chartered Accountants

*To be filed by amendment.
___________________________________

Item 28. Undertakings.

            The undersigned registrant hereby undertakes:

            1.        To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii)	include any additional or changed material information on the plan of distribution.

            2.        For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            3.        To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            4.        Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

            5.        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

            In accordance with the requirements of the Securities Act of 1933, the Small Business Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Menlo Park, State of California, on July 3, 2007.

Solar Enertech Corporation
a Nevada corporation

By:	/s/ Leo Shi Young
Leo Shi Young,
Chief Executive Officer and President

By:	/s/ Ming Wai Anthea Chung
Ming Wai Anthea Chung
Chief Financial Officer

            In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Solar Enertech Corporation and on the dates stated.

/s/ Leo Shi Young	Chairman of the Board, President,	July 3, 2007
Leo Shi Young	Chief Executive Officer

/s/Ming Wai Anthea Chung	Chief Financial Officer	July 3, 2007
Ming Wai Anthea Chung

/s/ Shi Jian Yin	Vice President, Chief Operating Officer
Shi Jian Yin	and Director	July 3, 2007